   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER   , 1997
                                                     REGISTRATION NO. 333-4057
===============================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                              -------------------
                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              -------------------
                         NETLIVE COMMUNICATIONS, INC.
                (Name of small business issuer in its charter)
                              -------------------

        DELAWARE                                7373                       13-3848652
(State or Jurisdiction of            (Primary Standard Industrial      (I.R.S. Employer
Incorporation or Organization)       Classification Code Number)        Identification No.)

                              ------------------
                                 584 BROADWAY
                           NEW YORK, NEW YORK 10012
                                (212) 343-7082
         (Address and telephone number of principal executive offices)
                              -------------------
                                 584 BROADWAY
                           NEW YORK, NEW YORK 10012
        (Address of principal place of business or intended principal place of business)
                              -------------------
                  MICHAEL KHARITONOV, CHAIRMAN AND PRESIDENT
                         NETLIVE COMMUNICATIONS, INC.
                                 584 BROADWAY
                           NEW YORK, NEW YORK 10012
                                (212) 343-7082
           (Name, address and telephone number of agent for service)
                              -------------------

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. /X/
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
         If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

             -------------------


                        CALCULATION OF REGISTRATION FEE

                                                     Proposed         Maximum        Proposed Maximum
         Title Of Each Class                        Amount To Be     Offering        Aggregate                 Amount Of
    Of Securities To Be Registered                   Registered   Price Per Share(1) Offering Price(1)    Registration Fee (8)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value ..............         1,242,700        $5.50            $6,834,850             $2,016.28
Common Stock Purchase Warrants ..............         1,804,200        $ .10            $  180,420             $   53.22
Common Stock, $.0001 par value(2) ...........         1,804,200        $5.50            $9,923,100             $2,927.31
Common Stock, $.0001 par value(3) ...........            95,000        $6.60            $  627,000             $  184.96
Common Stock Purchase Warrants(4) ...........            73,000        $ .12            $    8,760             $    2.58
Common Stock, $.0001 par value(5) ...........            73,000        $6.60            $  481,800             $  142.13
Common Stock, $.0001 par value(6) ...........           183,400        $5.50            $1,008,700             $  297.57
Common Stock Purchase Warrants(6) ...........            35,300        $ .10            $    3,530             $    1.04
Common Stock, $.0001 par value(7) ...........            35,300        $5.50            $  194,150             $   57.27
                                                                                                             -----------
   TOTAL ....................................                                                                   5,682.36

  (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.
  (2) Issuable upon exercise of the Common Stock Purchase Warrants.
  (3) Issuable upon the exercise of a warrant issued by the Company upon its initial public offering to May Davis Group, Inc., the underwriter of the Company's initial public offering (the "Underwriter's Warrants"), entitling, in part, the May Davis Group, Inc. ("May Davis") to purchase up to 95,000 shares of Common Stock.
  (4) Issuable upon exercise of the Underwriter's Warrants, entitling, in part, May Davis to purchase up to 73,000 Common Stock Purchase Warrants.
      (5) Issuable upon the exercise of the 73,000 Common Stock Purchase Warrants included in the Underwriter's Warrants.
  (6) To be sold by the Selling Securityholders, as subsequently defined.
  (7) Issuable upon the exercise of the Common Stock Purchase Warrants to be sold by the Selling Securityholders.

  (8) Previously paid.

Pursuant to Rule 416, there are also being registered such additional shares as may become issuable pursuant to anti-dilution provisions of the Common Stock Purchase Warrants and the Underwriter's Warrants.

                            -------------------

 THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                               EXPLANATORY NOTE

This Registration Statement contains two forms of prospectus: one (the "Prospectus") to be used in connection with the re-sale of Common Stock and Common Stock Purchase Warrants by certain securityholders who purchased their Common Stock or Warrants in the Company's initial public offering, in transfers in the NASDAQ Small Cap market, or in negotiated transactions at negotiated prices (the "Market Re-Sellers") and one (the "Selling Securityholder Prospectus") to be used in connection with the initial sale of shares of Common Stock and Common Stock Purchase Warrants by securityholders who purchased their Common Stock or Warrants from the Company in the March and May 1996 private placements (the "Selling Securityholders"). The Prospectus and the Selling Securityholder Prospectus will be identical in all respects except for the alternate pages for the Selling Securityholder Prospectus included herein which are labeled "Alternate Page for Selling Securityholder Prospectus."

                         NETLIVE COMMUNICATIONS, INC.


FORM SB-2 ITEM                                               CAPTION IN PROSPECTUS
PART I
  1.   Forepart of the Registration Statement and
         Outside Front Cover of Prospectus........           Cover Page; Outside Front Page of Prospectus
  2.   Inside Front and Outside Back Cover Pages             Inside Front and Outside Back Cover Pages
         of Prospectus............................           of Prospectus
  3.   Summary Information and Risk Factors.......           Prospectus Summary; Risk Factors
  4.   Use of Proceeds............................           Use of Proceeds
  5.   Determination of Offering Price............           Risk Factors
  6.   Dilution...................................           Dilution
  7.   Selling Security Holders...................           Selling Securityholders
  8.   Plan of Distribution.......................           Plan of Distribution; Underwriting
  9.   Legal Proceedings..........................           Business--Legal Proceedings
 10.   Directors, Executive Officers, Promoters
         and Control Persons......................           Management and Principal Stockholders
 11.   Security Ownership of Certain Beneficial
         Owners and Management....................           Principal Stockholders
 12.   Description of Securities..................           Description of Securities
 13.   Interest of Named Experts and Counsel......           Legal Matters; Experts
 14.   Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities..............................           Not Applicable
 15.   Organization within Last Five Years........           Not Applicable
 16.   Description of Business....................           Business
 17.   Management's Discussion and Analysis or
         Plan of Operation........................           Management's Discussion and Analysis of
                                                             Financial Condition and Results of Operations
 18.   Description of Property....................           Business--Facilities
 19.   Certain Relationships and Related
         Transactions.............................           Certain Transactions
 20.   Market for Common Equity and Related
         Stockholder Matters......................           Market for Common Equity and Related
                                                              Stockholder Matters
 21.   Executive Compensation.....................           Management--Executive Compensation
 22.   Financial Statements.......................           Financial Statements
 23.   Changes in and Disagreements with
         Accountants on Accounting and Financial
         Disclosure...............................           Not Applicable

PART II
 24.   Indemnification of Directors and Officers..           Indemnification of Directors and Officers
 25.   Other Expenses of Issuance and                        Other Expenses of Issuance and
         Distribution.............................           Distribution
 26.   Recent Sales of Unregistered Securities....           Recent Sales of Unregistered Securities
 27.   Exhibits...................................           Exhibits
 28.   Undertakings...............................           Undertakings


                         NETLIVE COMMUNICATIONS, INC.

                  RESALE OF 1,242,700 SHARES OF COMMON STOCK
                         RESALE OF 1,804,200 WARRANTS
 SALE OF 1,804,200 SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE OF WARRANTS

This Prospectus relates to the resale of 1,242,700 shares of common stock, $.0001 par value ("Common Stock"), and 1,804,200 Common Stock Purchase Warrants ("Warrants") of NetLive Communications, Inc. (the "Company" or "NetLive"), which may be sold by certain securityholders who purchased their Common Stock or Warrants in the Company's initial public offering, in transfers in the NASDAQ Small Cap market, or in negotiated transactions at negotiated prices (the "Market Re-Sellers") from time to time as market conditions permit, or otherwise, at prices and terms then prevailing. This Prospectus also relates to the sale of up to 1,804,200 shares of Common Stock to be issued upon the exercise of outstanding Warrants, which may be exercised at a price of $5.50 between August 12, 1998 and August 12, 2001. A current prospectus must be in effect at the time of the sale of the shares of Common Stock or Warrants to which this Prospectus relates. Each Market Re-Seller or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a current prospectus upon such sale. See "Description of Securities" and "Plan of Distribution." The Company will retain all proceeds from the exercise of the Warrants, regardless of the number exercised. The gross proceeds (a maximum amount of approximately $9,923,100 if all Warrants owned by the Market Re-Sellers are exercised ) will be used for working capital and general corporate purposes. The Company will not receive any proceeds from the resale of Common Stock by the Market Re-Sellers.

As the resale of the shares of Common Stock is being registered under the Securities Act of 1933, as amended ("Act"), holders who subsequently resell such shares to the public may be deemed to be underwriters with respect to such shares of Common Stock for purposes of the Act with the result that they may be subject to certain statutory liabilities if the registration statement is defective by virtue of containing a material misstatement or omitting to disclose a statement of material fact. The Company has not agreed to indemnify any of the Market Re-Sellers regarding such liability.

The Company is concurrently offering by Separate Prospectus 183,400 shares of Common Stock and 35,300 Warrants.

                       --------------------------------

THE SECURITIES OFFERED HEREBY ARE SPECULATIVE, INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF HIS ENTIRE INVESTMENT. SEE "RISK FACTORS" AND "DILUTION"

                         ----------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ----------------------------

               The date of this Prospectus is December 17, 1997

No person is authorized to give any information or to make any representation other than those contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter. The Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby, or an offer to sell or a solicitations of an offer to buy any securities offered hereby to or from any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery or this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the business or affairs of the Company since the date hereof or that the information in the Prospectus is correct as of any time subsequent to the date as of which such information is furnished.

                              PROSPECTUS SUMMARY

The following summary information is qualified in its entirety by reference to the more detailed information, financial statements and notes appearing elsewhere in this Prospectus. Each prospective investor is urged to reach this Prospectus in its entirety. This Prospectus contains forward-looking statements that involve risks and uncertainties. When used in this Prospectus, the words "anticipate," "believe," "estimate" and "expect" and other similar expressions as they relate to the Company or its management ("Management") are intended to identify such forward-looking statements. The Company's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as those discussed elsewhere in this prospectus. As used in this Prospectus, "fiscal year" refers to the fiscal year ending March 31 of the specifically identified calendar year. Except as otherwise indicated herein, the information contained in this Prospectus gives no effect to the exercise of
(i) non-plan stock options, (ii) warrants issued by the Company upon its initial public offering ("IPO") to May Davis Group, Inc. ("May Davis") ,the underwriter of the Company's IPO, entitling May Davis to purchase up to 95,000 shares of Common Stock and up to 73,000 Warrants (collectively the "Underwriter's Warrants"), (iii) Warrants issued to securityholders who purchased Common Stock and/or Warrants from the Company in the March and/or May 1996 private placements (the "Selling Securityholders"), or (iv) options granted under the Company's stock option plans. All per share information in this Prospectus has been adjusted to reflect an 837.14 for one stock split of the Company's Common Stock effected in March 1996.


                                  THE COMPANY

NetLive, a development stage company, was incorporated on August 23, 1995 in the State of Delaware. The Company initially focused on developing live, one-on-one videoconferenced entertainment, educational and counseling services over the Internet and technologies designed to deliver such content services to consumers. In the first quarter of fiscal 1998, the Company shifted its focus to concentrate principally on developing Internet call center software technologies to license to businesses. The Company anticipates that many applications of its systems, when and if marketed, will be without a video component. The Company expects to take advantage of the convergence of the rapid expansion and increasing technological sophistication of the call center industry and the widespread growth of the Internet as a communications medium.


                                                            THE OFFERING
Common Stock Outstanding..................                  2,950,000 shares
Common Stock to be Resold (1).............                  1,242,700 shares
Warrants Outstanding......................                  1,839,500 Warrants
Warrants to be Resold.........                              1,804,200 Warrants
Common Stock to be issued
    upon Exercise of the Warrants ........                  1,804,200 shares

Warrant Exercise Terms....................                  Each Warrant entitles the holder thereof to purchase one share of
                                                            Common Stock for $5.50, during the three year period commencing
                                                            August 12, 1998.  The exercise price and the number of shares issuable upon exercise of the Warrants are subject to adjustment in certain circumstances. See "Description of Securities."

Warrant Expiration Date...................                  August 12 , 2001


                                                                7

Warrant Redemption........................                  Redeemable by the Company, in whole or in part, at a price of $.05 per
                                                            Warrant, commencing August 12, 1997 upon not less than 30 days prior written notice to the holders of such Warrants, provided that the closing bid price (as defined) of the Company's Common Stock for the twenty consecutive trading days immediately prior to the date on which the notice of redemption is given, shall have exceeded $7.50 per share.

Use of Proceeds...........................                  The Company will not receive any proceeds from the re-sale of Common
                                                            Stock by its stockholders. The Company will retain all proceeds from the exercise of the Warrants, regardless of the number exercised. The gross proceeds (a maximum amount of $9,923,100 if all Warrants owned by the Market Re-Sellers are exercised) will be used for expansion of operations, development of proposed business, capital expenditures and working capital. See "Use of Proceeds".

Risk Factors..............................                  Investment in the securities offered hereby involves a high degree of risk and substantial dilution. See "Risk Factors" and "Dilution."

NASDAQ Symbols: (2)

  Common Stock............................                  NETL

  Warrants................................                  NETLW


------------


(1) Does not include (i) 1,839,500 shares of Common Stock issuable upon the exercise of the outstanding Warrants, (ii) 168,000 shares of Common Stock issuable upon the exercise of the Underwriter's Warrants; (iii) 800,000 shares of Common Stock reserved for issuance pursuant to the Company's 1996 stock option plan; (iv) 600,000 shares of Common Stock reserved for issuance pursuant to the Company's 1997 stock option plan; or (v) 260,000 shares of Common Stock reserved for issuance pursuant to certain other options. See "Management" and "Description of Securities."

(2) NASDAQ symbols do not imply that a liquid and active market will be sustained for the securities.

                         SUMMARY FINANCIAL INFORMATION

The following summary of financial information should be read in conjunction with the Financial Statements and notes thereto appearing elsewhere in this Memorandum.

STATEMENT OF OPERATIONS DATA:

                                                                             Period from
                                                     Year                    August 23, 1995         Six months
                                                     ended                  (date of inception)      ended
                                                     March 31, 1997         to March 31, 1996(1)     September 30, 1997
                                                     ---------------------- ---------------------    ----------------------
                                                     (audited)              (audited)                (unaudited)

Net revenue                                              $7,689               --                          $10,256
                                                     ----------             ------------             ------------

Selling, General & Administrative Expenses            2,053,148               243,129                     776,778
                                                     ----------             ------------             ------------

Net loss                                             (2,045,459)             (243,129)                   (766,522)
                                                     ==========             ============             ============

Net loss per common share                                 (0.75)                 (.16)                      (0.26)
                                                     ==========             ============             ============
Weighted average number of common shares
outstanding                                           2,733,821             1,543,385                   2,950,000
                                                     ==========             ============             ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                                       Period from
                                                  Six months           August 23,1995
                                                  ended                (date of inception)
                                                  September 30, 1996   to September 30, 1997 (1)
                                                 --------------------- ----------------------------
                                                 (unaudited)           (unaudited)

Net revenue                                              --                  $17,945
                                                 -------------         --------------

Selling, General & Administrative Expenses            $700,440             3,073,055
                                                 -------------         --------------

Net loss                                              (700,440)           (3,055,110)
                                                 =============         ==============

Net loss per common share                                (0.30)                --
                                                 =============         ==============
Weighted average number of common shares
outstanding                                          2,348,292                 --
                                                 =============         ==============


---------------------
(1) Reflects incorporation of the Company on August 23, 1995. See "Certain Transactions."


BALANCE SHEET DATA:

                                                 September 30,1997              March 31, 1997
                                                 ------------------         ---------------------
                                                    (unaudited)                   (audited)

Total  current  assets                              $1,811,543                  $3,050,219
Total  assets                                        2,284,623                   3,194,184
Total current liabilities                              159,637                     414,633
Deficit accumulated during development stage        (3,055,110)                 (2,288,588)

                                 RISK FACTORS

An investment in the securities offered hereby is speculative in nature, involves a high degree of risk and should not be made by any investor who cannot afford the loss of his entire investment. The Company operates in a rapidly changing environment that involves a number of risks, some of which are beyond the Company's control. The following discussion highlights some, but not all, of these risks. Certain other risks are presented elsewhere in this Prospectus. Each prospective purchaser should carefully consider these risks and speculative factors associated with this Offering, as well as other factors described elsewhere in this Prospectus, before making an investment.

DEVELOPMENT STAGE COMPANY. The Company is in the development stage, has been engaged primarily in organizational activities and has had limited operations. As a result, the likelihood of success of the Company's operations must be considered in view of all of the risks, expenses and delays inherent in the establishment of a new business, including, but not limited to, unforeseen expenses, complications and delays, the initiation of marketing activities, the uncertainty of market acceptance of new services, intense competition from larger more established competitors and other factors. The Company's WebCenter call center system is still being developed; a full commercial version has not been completed. Its MultiCenter system is currently being planned by the Company, and neither a design nor a development version has been produced; commercial versions of these systems have not yet been produced, tested, marketed or sold by the Company, and therefore no revenues have been generated from the sale thereof. No assurance can be given that the Company will succeed in the development, commercial production and marketing of its systems. Accordingly, there can be no assurance that the business of the Company will be successful. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

NEED FOR ADDITIONAL FINANCING - The Company believes that its existing cash, cash equivalents and marketable securities will be sufficient to fund the Company's operations for approximately the next six months. This estimate is based upon the Company's operations to date and its estimates as to cash flow. However, in the event that such estimates are inaccurate or future events prevent the Company from implementing its plans as anticipated, the Company will be materially and adversely affected. The Company expects that it will have to raise additional funds within the next six months and anticipates actively seeking such capital during that time for additional software development and sales and marketing. Such additional capital may take the form of equity issuance, debt issuance or a combination thereof. The Company has entered into a non-exclusive agreement with a financial advisor to assist it in such financing activities. The Company currently does not have any commitments to obtain additional financing and there can be no assurance that such financing will be available or, if so, that it can be obtained on terms satisfactory to the Company. Additional financing may result in dilution to existing stockholders. In the event that the Company cannot obtain additional funds when needed, the Company may be forced to significantly curtail or cease its activities, which would likely result in loss to investors of all or a substantial portion of their investment. See Management's Discussion and Analysis.

NASDAQ MAINTENANCE REQUIREMENTS; POSSIBLE DELISTING OF SECURITIES FROM NASDAQ MARKET; RISKS OF LOW-PRICED STOCKS - The Company's Common Stock and Warrants are currently trading on the NASDAQ small capitalization market. The United States Securities and Exchange Commission (the "Commission") has approved rules for imposing criteria for listing of securities on NASDAQ, including standards for maintenance of such listing. For continued listing, currently a company, among other things, must have at least $2,000,000 in total assets, $1,000,000 in stockholders' equity, $1,000,000 in market value of the public float and a minimum bid price of $1.00 per share. In its Form 10-QSB filed on November 14, 1997 for the fiscal quarter ended September 30, 1997, the Company reported $1,962,061 in total assets as of September 30, 1997. On November 14, 1997, the Company received a letter from NASDAQ stating NASDAQ's intention to de-list the Company after November 28, 1997 if the Company did not demonstrate its compliance with NASDAQ's maintenance requirements or provide a definitive plan to become in compliance. On November 26, 1997, the Company amended such Form 10-QSB to reflect Management's decision to capitalize certain software development costs as permitted by applicable accounting standards, which had the effect of increasing the Company's total assets as of September 30, 1997 to $2,284,623. NASDAQ has requested supplemental information, which the Company is currently compiling. In the event that the Company is de-listed, trading, if any, in the Company's securities would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the

NASD's "Electronic Bulletin Board." As a consequence of such de-listing, an investor would likely find it more difficult to dispose of, or to obtain quotations as to, the price of the Company's securities. A proposal to increase NASDAQ's maintenance requirements, and add certain new criteria, was approved on August 22, 1997 and will take effect in February 1998. The Company would not satisfy such requirements if they were currently in effect and there can be no assurance that the Company will not be de-listed.

PENNY STOCK REGULATION. In the absence of the Common Stock being quoted on NASDAQ or the Company's having $2,000,000 in stockholders' equity, trading in the Common Stock would be covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for non-NASDAQ and non-exchange listed securities. Under such rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share. The Commission has adopted regulations that generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Such exceptions include an equity security listed on NASDAQ, and an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or
(iii) average revenue of at least $6,000,000 for the preceding three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a risk disclosure schedule explaining the penny stock market and the risks associated therewith. As described above, there is a significant risk that the Company's securities will be de-listed by NASDAQ in the near future. Accordingly, if the Company's securities were to become subject to the regulations applicable to penny stocks, the market liquidity for the securities would be severely affected, limiting the ability of broker-dealers to sell the securities and the ability of Market Resellers to sell their securities in the secondary market. There is no assurance that trading in the Company's securities will not be subject to these or other regulations that would adversely affect the market for such securities.

ACCUMULATED DEFICIT; NO ASSURANCE OF PROFITABILITY; EXPLANATORY PARAGRAPH IN INDEPENDENT AUDITOR'S REPORT - During the year ended March 31, 1997, the Company incurred a net loss of $2,045,459. In addition, as of September 30, 1997, the Company had a deficit accumulated during the development stage of $3,055,110. The Company has not derived substantial revenues and has continued to incur losses. There can be no assurance that the Company will be able to profitably implement and market its proposed products and services. It is anticipated that until the Company is able to generate significant revenues, the Company will sustain additional losses. As a result of the Company's deficit accumulated during the development stage and the Company's inability to generate significant revenue to date, the Company's independent auditor's report on the Company's financial statements for the fiscal year ended March 31, 1997 contains an explanatory paragraph discussing the fact that there is substantial doubt about the Company's ability to continue as a going concern.

UNCERTAINTY OF AND DEPENDENCE UPON MARKET ACCEPTANCE OF THE COMPANY'S PRODUCTS
- The future of the Company is dependent upon the acceptance by the call center community of it products, which have not been marketed to date. The Company anticipates that there will be a market for its products; however, no market study regarding the likelihood of such acceptance by the market has been conducted to date. Achieving satisfactory market levels depends, in large part, on the Company's ability to demonstrate the ease of use, reliability and cost-effectiveness of its products to the call center community. No assurance can be given that the Company's proposed products will gain the levels of market acceptance necessary for the Company to become profitable or succeed.

SHARES ELIGIBLE FOR FUTURE SALE - The Company currently has 1,707,300 shares of Common Stock outstanding that are "restricted securities", as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). In general, under Rule 144, a person who has satisfied a certain holding period may, under certain circumstances, sell within any three month period a number of shares of Common Stock that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume in such shares during the four calendar weeks prior to such sale. The holding period is one year for non-affiliates and two years for affiliates of the Company. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity or other limitation by a person who is not an affiliate of the Company and who has satisfied a two-year holding period. Management believes that all persons who purchased stock of the Company prior to its initial public ("IPO") offering have agreed with May Davis, its underwriter for the IPO, not to publicly sell shares of the Company's Common Stock until August 12, 1998. Certain of such stockholders have been released from their lock-up agreements by May Davis. This registration statement includes, in the Selling Securityholder Prospectus, the registration of 183,400 of the above-mentioned 1,707,300 shares, as well as 35,300 Warrants, thereby making same eligible for immediate re-sale. Other than Dennis Sal, who served as a Director in August 1997, none of the holders of such securities or their affiliates has ever held any position or office with the Company or had any other material relationship with the Company. Furthermore, the Company intends to file a Form S-8 registration statement between May 14, 1998 and August 12, 1998 to register some or all of 300,000 shares of Common Stock issued under the Company's Employee Performance Share Program which may be awarded to various designees now or hereafter selected. The Company is also considering registering after May 14, 1998, in the same or a separate Form S-8 registration statement, some or all of 1,060,000 shares of Common Stock subject to outstanding options under the Company's 1996 Employee Stock Option or otherwise. The sale of a substantial number of shares of Common Stock in the public market could adversely affect the market price for the Company's Common Stock.

POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS. Since August 12, 1997, the Warrants offered hereby have been redeemable, in whole or in part, at a price of $.05 per Warrant, provided that (i) prior notice of not less than 30 days is given to the Warrantholders; (ii) the closing bid price of the Company's Common Stock for the twenty (20) consecutive trading days immediately prior to the date on which the notice of redemption is given, shall have exceeded $7.50 per share; and (iii) Warrantholders shall have exercise rights until the close of the business day preceding the date fixed for redemption. As of the date of this Prospectus, the closing bid price of the Company's Common Stock has not exceeded $7.50 per share on any day since August 12, 1997. Notice of redemption of the Warrants could force the holders to exercise the Warrants and pay the Exercise Price at a time when it may be disadvantageous for them to do so, or to sell the Warrants at the current market price when they might otherwise wish to hold them, or to accept the redemption price, which may be substantially less than the market value of the Warrants at the time of redemption. The Warrants may not be exercised unless the registration statement pursuant to the Securities Act covering the underlying shares of Common Stock is current and such shares have been qualified for sale, or there is an exemption from applicable qualification requirements, under the securities laws of the state of residence of the holder of the Warrants. Although the Company does not presently intend to do so, the Company reserves the right to call the Warrants for redemption whether or not a current prospectus is in effect or such underlying shares are not, or cannot be, registered in the applicable states. Such restrictions could have the effect of preventing certain Warrantholders from liquidating their Warrants. See "Description of Securities-- Warrants."

LIMITED MARKETING EFFORTS; RELIANCE ON STRATEGIC PARTNERS - To date, the Company's marketing efforts primarily have been limited to hiring, in July 1997, a part-time Director of Marketing and to meeting with and otherwise contacting several potential strategic partners and customers. The Company anticipates that the development of strategic alliances will be the cornerstone to the marketing of its products. To date, no contracts with such potential partners have been obtained. There can be no assurance that any strategic partner will actively utilize or distribute the Company's technology, products and systems or that, if they do so, such alliance will be successful or generate significant revenues for the Company.

RISK OF PRODUCT DEFECTS; FAILURE TO MEET PERFORMANCE CRITERIA - The Company's software is intended for use in enterprise-wide applications that may be critical to a customer's business. As a result, the Company's potential customers typically are expected to have demanding requirements for installation and deployment. Software products as complex as those to be offered by the Company may contain errors or failures, particularly when software must be customized for a particular licensee. The Company intends to conduct extensive product testing during product development. There can be no assurance that, despite testing by the Company and by current and potential customers, errors will not be found in software or customizations resulting in loss or delay of revenue, diversion of development resources or increased service and warranty costs, any of which could have a material adverse effect upon the Company's business, operating results and financial condition.

DEPENDENCE ON MICROSOFT'S NETMEETING AND OTHER CORE MICROSOFT TECHNOLOGIES - The success of many of the Company's proposed products depends upon the acceptance and continued use in critical business applications of Microsoft Corporation's ("Microsoft") NetMeeting application and other core Microsoft technologies, such as the Windows NT platform, the Windows NT Server, Internet Explorer, the Microsoft SQL Server database and related Back Office software on which such products are, or will be, based. If the NetMeeting application is not widely released, is more slowly accepted than anticipated, has operational difficulties or is discontinued, the Company's business, results of operations and financial condition would be materially adversely affected. The Company currently utilizes NetMeeting software under the non-exclusive license (the "License") available to the general public. By its terms, Microsoft reserves the right to terminate the License upon non-compliance with any provisions thereof. While the Company believes that it is in compliance with the provisions of the License, termination thereof could have a material adverse effect upon the Company's business, operating results and financial condition.

DEPENDENCE ON THE INTERNET. Sales of the Company's products and services will depend in large part upon a robust industry and infrastructure for providing Internet access and carrying Internet traffic. The Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, such as a reliable network backbone or timely development of complementary products, such as high speed modems. Because global commerce and on-line exchange of information on the Internet and other similar open wide area networks are new and evolving, it is difficult to predict with any assurance whether the Internet will prove to be a viable commercial marketplace. There can be no assurance that the infrastructure or complementary products necessary to make the Internet a viable commercial marketplace will be developed, or, even if developed, that the Internet necessarily will become a viable commercial marketplace. If the necessary infrastructure or complementary products are not developed, or if the Internet does not become a viable commercial marketplace, the Company's business, operating results and financial condition will be materially adversely affected.

DEPENDENCE ON LARGE CONTRACTS MAY RESULT IN LENGTHY SALES AND IMPLEMENTATION CYCLES - The sale and implementation of the Company's products will involve a significant commitment of resources by prospective customers. As a result, the Company anticipates that its sales process will often be subject to delays associated with lengthy approval processes attendant to significant capital expenditures, definition of special customer implementation requirements, and extensive contract negotiations with the customer. The Company expects that the sales cycle associated with the license of the Company's products will vary substantially from customer to customer and typically last between four and nine months, during which time the Company may devote significant time and resources to a prospective customer, including costs associated with multiple site visits, product demonstrations and feasibility studies, and the Company may experience a number of significant delays over which the Company has no control. Because of the long sales cycle, the revenues anticipated to be collected from any particular project may be deferred to future periods, even though the costs associated with the sale of the product are fixed and will be expended in current periods, resulting in timing differences between cash expenditures related to certain costs and not receiving revenues associated with a particular project. Any significant or ongoing failure by the Company ultimately to achieve such sales of its products, and any significant delay in the collection of revenues from such sales, could have a material adverse effect on the Company's business, operating results and financial condition. In addition, following the initial sale, the Company anticipates that the implementation of its products will involve several months of customer training and integration with the customer's other existing systems. A successful implementation requires a close working relationship between the customer and members of the Company's professional service organization, and delays frequently will arise in completing the implementation services. Occasionally, delays may result from a customer's inattention to the implementation project for reasons unrelated to the Company's performance. There can be no assurance that delays in the implementation process of the Company's products will not have a material adverse effect on the Company's business, operating results and financial condition.

BURDENS OF CUSTOMIZATION - The Company anticipates that certain of the Company's clients will request customization of the Company's software products to address unique characteristics of their businesses or computing environments. The Company's commitment to customization could place a burden on the Company's client support resources or delay the delivery or installation of products which, in turn, could materially adversely affect the Company's relationship with significant clients or otherwise adversely affect its business and results of operations. In addition, the Company could incur penalties or reductions in revenues for failures to develop or timely deliver new products or product enhancements under development agreements and other arrangements with customers.

DEPENDENCE ON GROWTH OF CLIENT/SERVER COMPUTING ENVIRONMENT - The Company's products are being designed for use by organizations employing a client/server computing solution. The Company's business strategy assumes that the market for the Company's products will expand as businesses migrate from host-based to client/server computing environments. The Company's future results of operations will depend in large part on continued growth in the number of organizations adopting client/server computing solutions and the development of applications for use in those environments. The Company's future financial performance also will depend in large part on the continued reliance on third party vendors for client/server software applications. There can be no assurance that the client/server computing trends anticipated by the Company will occur or that the Company will be able to respond effectively to the evolving requirements of this market. If the client/server market fails to grow or grows more slowly than Management anticipates, the Company's business and results of operations would be materially adversely affected.

DEPENDENCE UPON MANAGEMENT; "KEY MAN LIFE INSURANCE"; ATTRACTION AND RETENTION OF KEY PERSONNEL - The success of the Company will be dependent on the efforts of Michael Kharitonov, the Company's President and Chief Executive Officer since June 12, 1997. The loss of the services of Mr. Kharitonov could have a material adverse effect on the Company. The Company does not have "key man life insurance" on the life of Mr. Kharitonov. The Company's future success will depend in part on its ability to attract and retain qualified personnel to manage the development and future growth of the Company. The Company is actively seeking additional technical and sales personnel and senior management. There can be no assurance that the Company will be successful in attracting and retaining such personnel.

CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION REQUIRED TO EXERCISE WARRANTS. Holders of the Warrants will have the right to exercise the Warrants for the purchase of shares of Common Stock only if a current prospectus relating to such shares is then in effect and only if the shares are qualified for sale under the securities laws of the applicable state or states. The Company has undertaken and intends to file and keep current a prospectus which will permit the purchase and sale of the Common Stock underlying the Warrants, but there can be no assurance that the Company will be able to do so. Although the Company intends to seek to qualify for sale the shares of Common Stock underlying the Warrants in those states in which the securities are to be offered, no assurance can be given that such qualification will occur. In addition, purchasers may buy Warrants in the aftermarket or may move to jurisdictions in which the shares of Common Stock issuable upon exercise of the Warrants are not so registered or qualified during the period that the Warrants are exercisable. In such event, the Company would be unable to issue shares to those persons desiring to exercise their Warrants unless and until the shares could be registered or qualified for sale in the jurisdiction in which such purchasers reside, or an exemption to such qualification exists or is granted in such jurisdiction. The Warrants may lose or be of no value if a prospectus covering the shares issuable upon the exercise thereof is not kept current or if such underlying shares are not, or cannot be, registered in the applicable states. See "Description of Securities--Warrants."

ISSUANCE OF PREFERRED STOCK: ANTI-TAKEOVER PROVISIONS. The Company's Certificate of Incorporation permits its Directors to designate the terms of and issue shares of Preferred Stock. The issuance of shares of Preferred Stock by the Board of Directors could adversely effect the rights of holders of Common Stock by, among other matters, establishing preferential dividends, liquidation rights and voting power. The issuance of preferred stock might render it more difficult, and therefore discourage, an unsolicited takeover proposal such as a tender offer, proxy contest or the removal of incumbent Management, even if such actions would be in the best interest of the Company's stockholders. See "Description of Securities."

TECHNOLOGICAL CHANGE AND NEW SERVICES. The market for Internet services is characterized by rapidly changing technology, evolving industry standards, changing customer needs and demands, and frequent new product and service introductions. The Company's future success will depend, in part, on its ability to develop, maintain and improve new and existing technology for use over the Internet. In addition, the Company's success will also depend on its ability to provide extensive support and services to its customers. There can be no assurance that the Company will be successful in effectively developing or providing new technologies or services on a timely basis or that such technologies or services will achieve market acceptance.

GOVERNMENT REGULATION. At present Management believes that there are few laws or regulations that specifically address access to or commerce on the Internet. The increasing popularity and use of the Internet, however, enhances the risk that the government of the United States will seek to regulate computer telephony and the Internet with respect to, among other things, user privacy, pricing, and the characteristics and quality of products and services; moreover, local authorities may aggressively seek to regulate intrastate commerce on or access to the Internet. The Company is unable to predict the impact, if any, that future legislation, legal decisions or regulations may have on its business, financial condition or results of operations.

In March 1996, the America's Carriers Telecommunication Association (the "ACTA"), a group of telecommunications common carriers, filed a petition (the "ACTA Petition") with the Federal Communications Commission (the "FCC") arguing that providers of computer software products that enable voice transmission over the Internet (Internet "telephone" services) are operating as common carriers without complying with various regulatory requirements and without paying certain charges required by law. The ACTA Petition argues that the FCC has the authority to regulate both the Internet and the providers of Internet "telephone" services and requests that the FCC declare its authority over interstate and international telecommunications services using the Internet, initiate rule-making proceedings to consider rules governing the use of the Internet for the provision of telecommunications services, and order providers of Internet "telephone" software to immediately cease the sale of such software. The FCC has thus far not granted relief sought under the ACTA Petition, however, any action taken by the FCC to grant the relief sought by ACTA or otherwise to regulate use of the Internet as a medium of communication, including any action to permit local exchange carriers to impose additional charges for connections used for Internet access, could have a material adverse effect on the Company's business, financial condition and results of operations. In November 1997, the ACTA filed an action in the United States Circuit Court of Appeals for the Eighth Circuit seeking substantially similar relief. See "Business--Government Regulation."

POTENTIAL LIABILITY AND INSURANCE. The Company may be subject to substantial liability as a result of claims made by customers arising out of the performance of its products and the quality of its services. While the Company does not currently maintain products liability or professional services liability insurance, the Company intends to investigate the purchase of such insurance if and when its products are generally marketed. There can be no assurance that the Company will be able to obtain such insurance, or if obtained, that such insurance will be sufficient to cover potential claims or that an adequate level of coverage will be available in the future at a reasonable cost. The Company will seek to limit any such potential liability by providing disclaimers in connection with its products and services. There can be no assurance, however, that the Company will not face claims resulting in substantial liability for which the Company is partially or completely uninsured. A partially or completely uninsured claim against the Company, if successful and of sufficient magnitude, would have a material adverse effect on the Company.

YEAR 2000 ISSUE. Many existing computer programs use only two digits to identify a year in a date field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the year 2000. This issue is referred to as the "Year 2000 issue." The Company is in the process of evaluating the potential cost to it in addressing the year 2000 issue and the potential consequences of an incomplete or untimely resolution of the Year 2000 issue. No assurance can be given that the Company will not incur significant cost in addressing the Year 2000 issue or that the failure to adequately address the Year 2000 issue will not have a material adverse effect upon the Company.

COMPETITION The market for Internet-enabled call center technology is just emerging. When and if the Company's products are actively marketed, the Company expects to compete with eFusion, Inc., Netspeak Corp., Interworks Systems, Inc., Teloquent Communications Corp., NetiPhone, Inc., Lucent Technologies, Inc. and others who currently provide or are developing Internet-enabling call center technology with direct voice, video and data links over the Internet. The Company expects further competition from existing software and hardware vendors to telephone call centers, some of whom currently provide Internet technology that allows a company, when prompted by a visitor to its Web site, to place a call back to customers over a second telephone line. The market for call center technology is intensely competitive, highly fragmented and subject to rapid change. Among the Company's potential competitors are also a number of large hardware and software companies that may develop or acquire products that compete with the Company's products. Increased competition is likely to result in price reductions, reduced operating margins and the limiting of market share acquisition, any of which could materially adversely affect the Company's business, financial condition and results of operations. Many of the Company's current and potential competitors have significantly greater financial, technical, marketing and other resources than the Company. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of products than can the Company. There can be no assurance that the Company will be able to compete successfully against current and future competitors or that competitive pressures faced by the Company will not materially adversely affect its business, financial condition and results of operations.

BROAD DISCRETION IN USE OF PROCEEDS. All of the proceeds from the exercise of the Warrants will be applied to working capital and other general corporate purposes. Accordingly, Management of the Company will have broad discretion as to the application of such proceeds. See "Use of Proceeds."

POTENTIAL CONFLICTS OF INTEREST. The Company's advisors and part-time employees may be employed by or work for others, and, accordingly, may devote only a small portion of their time to the Company. In addition, these individuals may have entered or may enter into employment, consulting or other advisory arrangements with other entities and, as a result, their obligations to these other entities may conflict or compete with their obligations to the Company. The Company will seek to enter into non-compete and confidentiality agreements with such persons. See "Management".

NO DIVIDENDS AND NONE ANTICIPATED. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. To date, no dividends have been declared or paid on the Common Stock, and the Company does not intend to declare any dividends in the foreseeable future. It is currently anticipated that earnings, if any, will be used to develop and finance the Company's proposed business operations. See "Dividend Policy."

VOLATILITY OF STOCK PRICE. The stock market has, from time to time, experienced significant price and volume fluctuations that may be unrelated to the operating performance of any particular company. In addition, the market prices of the securities of many publicly-traded companies in the Internet industry have in the past been, and can in the future be expected to be, especially volatile. Various factors and events, including future announcements of new service offerings by the Company or its competitors, developments or disputes concerning, among other things, government regulations in the United States, and economic and other external factors, as well as fluctuations in the Company's financial results, could have a significant impact on the market price of the Company's securities.

IMMEDIATE AND SUBSTANTIAL DILUTION. This Offering involves immediate and substantial dilution to any investors exercising the Warrants described herein. As of September 30, 1996, the net tangible book value of the Company was $1,797,295, or approximately, $.61 per share of Common Stock. Assuming all Warrants described herein are exercised, investors who exercise such Warrants into shares of Common Stock in the Offering will incur immediate dilution in net tangible book value of $3.15 per share of Common Stock, which is approximately 57.27% based on the exercise price of $5.50 per share.
See "Dilution".

CONTROL BY MANAGEMENT. Jeffrey Wolf, Michael Kharitonov and Andrew Schwartz, each a founder of the Company and a member of the Board (the "Affiliated Founders"), currently own and have the power to vote in excess of 29.5% of the total outstanding shares of Common Stock. In addition, by virtue of a stockholder agreement entered into by the Affiliated Founders and a separate stockholder agreement entered into by the Affiliated Founders and Laurence Rosen and Scott Wolf, the Affiliated Founders have contractual rights that affect the voting of 49.6% of the total outstanding shares of Common Stock. The above-mentioned percentages have been calculated according to the requirements of Section 13(d)(3) of the Exchange Act, which includes options either currently exercisable or exercisable in the next 60 days for 274,419 and 512,085 shares of Common Stock, respectively. Accordingly, the Affiliated Founders will, as a practical matter, be in a position to elect a majority of the directors of the Company and to control the Company's affairs. See "Principal Stockholders."

LACK OF EXPERIENCE OF MAY DAVIS. May Davis was organized in August 1993, was registered as a broker dealer in June 1995, and became a member firm of the NASD in June 1995. Management believes that May Davis is principally engaged in retail brokerage and market making activities and various corporate finance projects. Although May Davis has acted as a placement agent in private offerings and has participated as a member of the underwriting syndicate or as a selected dealer in one public offering, it had not acted as the lead managing underwriter in any public offerings of securities prior to the Company's IPO. While certain of the officers of May Davis have significant experience in corporate finance and the underwriting of securities, the May Davis did not previously underwrite any public offerings prior to the Company's IPO. No assurance can be given that May Davis's lack of experience as a lead managing underwriter of public offerings will not adversely affect the development or maintenance of a liquid public trading market in the Company's securities.

RELATIONSHIP OF MAY DAVIS TO TRADING. May Davis may act as a broker or dealer with respect to the purchase or sale of the Common Stock and the Warrants in the over-the-counter market where each is expected to trade. May Davis also has the right to act as the Company's exclusive agent in connection with any future solicitation of warrantholders to exercise their Warrants. Unless granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, May Davis will be prohibited from engaging in any market-making activities or solicited brokerage activities with regard to the Company's securities during a period beginning nine business days prior to the commencement of any such solicitation and ending on the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right May Davis may have to receive a fee for the exercise of the Warrants following such solicitation. As a result, May Davis and soliciting broker/dealers may be unable to continue to make a market in the Company's securities during certain periods while the exercise of Warrants is being solicited. Such a limitation, while in effect, could impair the liquidity and market price of the Company's securities.

UNDERWRITER'S WARRANTS AND REGISTRATION RIGHTS. The Company sold to May Davis the Underwriter's Warrants, which entitle May Davis to purchase up to 95,000 shares of Common Stock and/or 73,000 Warrants, respectively. The securities issuable upon exercise of the Underwriter's Warrants are identical to those offered pursuant to this Prospectus. The Underwriter's Warrants are exercisable at $6.60 and $.12, respectively, for a period of four years commencing August 12, 1997. The exercise of the Underwriter's Warrants and the Warrants contained in the Underwriter's Warrants may dilute the value of the shares of Common Stock to be acquired by holders of the Warrants, may adversely affect the Company's ability to obtain equity capital, and, if the Common Stock issuable upon the exercise of the Underwriter's Warrants and the Warrants contained in the Underwriter's Warrants are sold in the public market, may adversely affect the market price of the Common Stock. May Davis has been granted certain "piggyback" and demand registration rights for a period of five years from August 12, 1996 with respect to the registration under the Securities Act of the securities directly or indirectly issuable upon exercise of the Underwriter's Stock Warrants and Underwriter's Warrants. The exercise of such rights could result in substantial expense to the Company. See "Underwriting."

                                   DILUTION

Set forth below is a description of dilution to purchasers of the Company Common Stock, assuming the exercise of all of the Warrants.

As of September 30, 1997, the pro-forma net tangible book value of the Company's Common Stock was $1,797,295 or $0.61 per share. "Net Tangible book value per share" represents the amount of total tangible assets less total liabilities of the Company. Without taking into account any changes in net tangible book value after September 30, 1997, the pro-forma book value of the Common Stock after the exercise of all Warrants will be $2.35 per share. Consequently, the purchasers of the shares of Company Common Stock issued upon exercise of all of the Warrants will sustain an immediate substantial dilution (namely, the difference between the average exercise price of $5.50 and the pro forma net tangible book value per share) after such exercise of $3.15 per share. The following table illustrates such dilution:

Average Exercise Price of the Common Stock
   Underlying the Warrants.......................................         $5.50
Net Tangible Book Value of Outstanding
   Common Stock .................................................  0.61
Increase Attributable to Exercise of Warrants....................  1.74
Pro forma Net Tangible Book Value After Exercise of
   Warrants......................................................          2.35
                                                                           ----
Per Share Dilution to New Investors..............................         $3.15
                                                                           ====

The following table sets forth, as of the date of this Prospectus, the total number of shares of Common Stock purchased from the Company, the total consideration recorded and the average price per share for (i) existing holders of Common Stock for shares acquired since inception and (ii) the investors upon exercise of all Warrants.

                                    SHARES PURCHASED              TOTAL CONSIDERATION
                                    ----------------              -------------------             AVERAGE PRICE
                                   NUMBER     PERCENT            AMOUNT        PERCENT            PER SHARE ($)
                                   ------     -------            ------        -------            -------------
Existing stockholders(1)...      2,950,000     62.05            5,999,936       37.68                  2.03
New stockholders(1)........      1,804,200     37.95            9,923,100       62.32                  5.50
                                ----------     -----          --------------    -----
Total......................      4,754,200    100.00           15,923,036      100.00
                                ==========     =====          ==============    =====

----------------
(1) Prior to deducting any expenses associated with the issuances.


                                USE OF PROCEEDS

Assuming exercise of all the Warrants, the Company will receive aggregate gross proceeds of approximately $9,923,100 net of offering expenses, which may include, under certain circumstances, a 5% solicitation commission payable to May Davis. The Company will use these proceeds for working capital and will have broad discretion in the application of such proceeds. As there are no commitments from the holders of the Warrants to exercise such securities, there can be no assurance that any of the Warrants will be exercised. The Company will receive no proceeds from the resale of shares of Common Stock by its stockholders. Any proceeds received from this Offering will be used for working capital. Prior to expenditure, such proceeds will be invested principally in high grade short-term interest-bearing investments. See "Underwriting."

               MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS

As of the date of this Prospectus, the Company's Common Stock and Common Stock Purchase Warrants are traded on The Nasdaq SmallCap Market under the symbols "NETL" and "NETLW", respectively.

The following table sets forth the high and low closing bid prices for the Company's Common Stock and Common Stock Purchase Warrants since the Company's initial public offering in August 1996, as reported by the Nasdaq SmallCap Market. The quotes represent "inter-dealer" prices without adjustment or retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions. See "Risk Factors--Nasdaq Maintenance Requirements; Possible Delisting Of Securities From Nasdaq Market; Risk Of Low-Priced Stocks."

COMMON STOCK

              Quarter Ended                                   High                                        Low

- -----------------------------------------  -----------------------------------------  -----------------------------------------

September 30, 1996                                            7.50                                       5.125
- -----------------------------------------  -----------------------------------------  -----------------------------------------

December 31, 1996                                             7.75                                       4.75
- -----------------------------------------  -----------------------------------------  -----------------------------------------

March 31, 1997                                                7.531                                      6.75
-------------------------------------------  -----------------------------------------  -----------------------------------------

June 30, 1997                                                 6.875                                      6.00
-------------------------------------------  -----------------------------------------  -----------------------------------------

September 30, 1997                                            6.250                                      5.344


COMMON STOCK PURCHASE WARRANTS


              Quarter Ended                                   High                                        Low

- ---------------------------------------    ---------------------------------------    ---------------------------------------


September 30, 1996                                            2.50                                       1.00
- ---------------------------------------    ---------------------------------------    ---------------------------------------


December 31, 1996                                             1.938                                      1.00
- ---------------------------------------    ---------------------------------------    ---------------------------------------


March 31, 1997                                                1.875                                      1.094
-----------------------------------------    ---------------------------------------    ---------------------------------------

June 30, 1997                                                 1.563                                      0.875
-----------------------------------------    ---------------------------------------    ---------------------------------------

September 30, 1997                                            1.250                                      0.625



The Company believes that as of December 10, 1997, there were approximately 32 holders of record of the Common Stock and as of August 14, 1997, there were approximately 700 beneficial owners.

                                DIVIDEND POLICY

The Company has never paid any cash dividends. The payment of dividends, if any, in the future is within the discretion of the Board of Directors (the "Board") and will depend upon the Company's earnings, its capital requirements and financial condition, and other relevant factors. The Board does not presently intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's business operations.

                                CAPITALIZATION

    The following table sets forth the capitalization of the Company at March 31, 1997 and September 30, 1997 and such capitalization as adjusted to give effect to the anticipated use of the net proceeds from exercise of the Warrants in the manner contemplated under "Use of Proceeds". This table should be read in conjunction with the historical financial statements and notes thereto appearing elsewhere in this Prospectus.


                                                                    SEPTEMBER 30, 1997
                                                              ACTUAL            AS ADJUSTED(1)
                                                            (unaudited)          (unaudited)
                                                            ------------      ------------------
Liabilities
  Total liabilities                                           $159,637            $159,637
                                                              ========            ========
Stockholders' Equity
Preferred Stock, $.0001 par value: Authorized
  1,000,000 shares; none issued..................             --                  --
Common Stock, $.0001 par value: Authorized
  19,000,000 shares; Issued and Outstanding--
  2,950,000 and 4,754,200, respectively                            295                 475
Additional paid in capital.......................            5,864,448          15,261,213
Deficit accumulated during the development
  stage..........................................           (3,055,110)         (3,055,110)
Deferred compensation                                         (684,647)           (684,647)
                                                              --------          ----------
Stockholders' equity                                        $2,124,986         $11,521,931
                                                              ========          ==========


-----------------------

(1) Gives effect to the issuance of the shares of Common Stock registered herein upon exercise of 1,804,200 Warrants registered herein at $5.50 per share.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Prospectus.

PLAN OF OPERATION

The Company, a development stage company, was incorporated on August 23, 1995 in the State of Delaware. The Company is engaged principally in the design and development of Internet call center software technologies to license to businesses. The Company expects to take advantage of the convergence of the rapid expansion and increasing technological sophistication of the call center industry and the widespread growth of the Internet as a communications medium.

The Company continues to seek strategic alliances and joint ventures that complement the Company's overall business strategy. No such alliances or ventures have been consummated to date. Based on this strategy, the Company directs a significant percentage of its capital reserves towards operating expenses and towards non-operating expenses associated with business development, and anticipates continuing to do so for the near future. Net losses were $766,522 and $2,045,459 during the six months ended September 30, 1997 and the fiscal year ended March 31, 1997, as compared to $700,440 and $243,129 during the six months ended September 30, 1996 and the period from August 23, 1995 (date of inception) to March 31, 1996, respectively. Net loss per share was $0.26 and $.75 during the six months ended September 30, 1997 and the fiscal year ended March 31, 1997, as compared to $0.30 and $.16 during the six months ended September 30, 1996 and the period from August 23, 1995 (date of inception) to March 31, 1996, respectively.

The Company has only a limited operating history upon which an evaluation of the Company and its prospects can be based. Testing of the Company's technology has been delayed, and, to date, the Company has not produced or sold any commercial products. Nor has the Company generated any significant revenues. The Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. To address these risks, the Company must, among other things, respond to competitive developments, continue to attract, retain and motivate qualified employees, and continue to develop its technologies and commercialize products and services incorporating such technologies. There can be no assurance that the Company will be successful in addressing such risks. The Company has incurred net losses since inception through the quarter ended September 30, 1997. As of September 30, 1997, the Company had an accumulated deficit during the development stage of $3,055,110. There can be no assurance that the Company will achieve or maintain profitability.

SELLING, GENERAL AND ADMINISTRATIVE

Selling, general and administrative expenses consist primarily of expenses for administration, office operations, finance and general management activities, including legal, accounting and other professional fees. Selling, general and administrative expenses (including research and development) were $776,778 and $2,053,148 for the six months ended September 30, 1997 and the fiscal year ended March 31, 1997, as compared to $700,440 and $243,129 for the six months ended September 30, 1996 and the period from August 23, 1995 (date of inception) to March 31, 1996, respectively. This increase was primarily attributable to the hiring of additional personnel and otherwise expanding operations and professional fees. Included in Selling, General and Administrative expenses are salaries aggregating $233,081 and $477,019 for the six months ended September 30, 1997 and the fiscal year ended March 31, 1997, as compared to $192,176 and $160,714 for the six months ended September 30, 1996 and for the period from August 23, 1995 (date of inception) to March 31, 1996, respectively. Included in Selling, General and Administrative are research and development expenses aggregating zero and $568,855 for the six months ended September 30, 1997 and the fiscal year ended March 31, 1997, as compared to $133,980 and zero for the six months ended September 30, 1996 and for the period from August 23, 1995 (date of inception) to March 31, 1996.

INTEREST EXPENSE, FINANCING COSTS AND INTEREST INCOME

Interest expense and financing costs consists of interest incurred on equipment financing and financing costs incrurred in connection with the March 1996 private placement of debt securities. Such debt securities were re-paid in May 1996. At the date of payment, the Company recorded a financing charge of approximately $165,000. Interest expense and financing costs were $190,934 during the fiscal year ended March 31, 1997, as compared to $5,189 for the period from August 23, 1995 (date of inception) through March 31, 1996.

Interest and dividend income were $51,805 and $113,686 for six months ended September 30, 1997 and for the fiscal year ended March 31, 1997, respectively, as compared to zero for the six months ended September 30, 1996 and for the period from August 23, 1995 (date of inception) to March 31, 1996. These amounts represent interest earned on investments of the proceeds from the initial public offering.

PROVISION FOR INCOME TAXES

The Company has no provision for income taxes for all periods presented since it incurred net losses for such periods

LIQUIDITY AND CAPITAL RESOURCES

The Company's cash and cash equivalents and marketable securities aggregated $1,728,721 at September 30, 1997, as compared to $3,017,784 at March 31, 1997.
Net cash used in operations was $1,243,730 and $1,534,479 for the six months ended September 30, 1997 and for the fiscal year ended March 31, 1997, as compared to $646,144 and $81,660 used in operations for the six months ended September 30, 1996 and for the period from August 23, 1995 (date of inception) to March 31, 1996, respectively. The increase in net cash used in operations from period to period was primarily attributable to the costs from hiring additional personnel and otherwise expanding, and costs associated with a threatened proxy contest by May Davis and affiliated parties.

The uses of cash during the six months ended September 30, 1997 were financed almost exclusively by the sale in August 1996, of 950,000 shares of common stock and 839,500 warrants to purchase common stock (including the exercise of the underwriter's overallotment option relating to 109,500 warrants) which resulted in proceeds of $4.2 million, net of offering expenses, as well as the sale, in March and May 1996, of an aggregate of 400,000 shares of common stock and 1,000,000 warrants in a private placement which resulted in proceeds of $376,000, net of offering expenses.

Net cash provided by (used in) investing activities was $1,944,758 and ($3,062,545) for the six months ended September 30, 1997 and fiscal year ended March 31, 1997, as compared to ($28,004) and ($18,923) for the six months ended September 30, 1996 and for the period from August 23, 1995 (date of inception) to March 31, 1996, respectively. The change in investing activities was primarily due to purchases of and proceeds from sales of available for sale securities.

Net cash provided by financing activities were zero and $4,469, 587 during the six months ended September 30, 1997 and the fiscal year ended March 31, 1997, as compared to $4,484,529 and $260,978 for the six months ended September 30, 1996 and for the period from August 23, 1995 (date of inception) to March 31, 1996, respectively. The change in net cash provided by financing activities primarily reflects the receipt of proceeds from the Company's initial public offering in August, 1996.

The Company anticipates spending approximately $400,000 of its available cash and marketable securities during the last two quarters of fiscal 1998 on software development costs, a portion of which will be capitalized.

The Company does not expect any purchase or sale of plant or significant equipment during fiscal 1998.

The Company believes that significant ongoing investment in all areas of the business will continue to be critical to its success. The Company believes that its existing cash and marketable securities will be sufficient to fund the Company's operations for approximately six months. There can be no assurance that the Company's cost estimates are accurate or that the Company's cash and marketable securities will provide sufficient working capital for operations. The Company expects that it will have to raise additional funds, and anticipates actively seeking such capital, during the next six months for additional software development and sales and marketing. Such additional capital may take the form of equity issuance, debt issuance or a combination thereof. The Company has entered into a non-exclusive agreement with a financial advisor to assist it in such financing activities. The Company currently does not have any commitments to obtain additional financing and there can be no assurance that such financing will be available or, if so, that it can be obtained on terms satisfactory to the Company. In the event that the Company cannot obtain additional funds when needed, the Company will be forced to significantly curtail or cease its activities, which would likely result in loss to investors of all or a substantial portion of their investment.

                                   BUSINESS

OVERVIEW

The Company, a development stage company, was incorporated on August 23, 1995 in the State of Delaware. The Company initially focused on developing live, one-on-one videoconferenced entertainment, educational and counseling services over the Internet and technologies designed to deliver such content services to consumers. During the first quarter of fiscal 1998, the Company shifted its focus to concentrate principally on developing Internet call center software technologies to license to businesses. The Company anticipates that many applications of its systems, when and if marketed, will be without a video component. The Company expects to take advantage of the convergence of the rapid expansion and increasing technological sophistication of the call center industry and the widespread growth of the Internet as a communications medium.

The Company anticipates benefiting from Microsoft's release of NetMeeting software. Microsoft reports that NetMeeting, a product that offers Internet video and telephone functionality based on an open conferencing standard (the
H.323 standard) will come installed in the Microsoft Windows operating systems, along with the Internet Explorer browser, and thus will not require a download. By integrating the Microsoft product into its call center systems, the Company plans to benefit from the expected large number of NetMeeting users with compatible Internet phone capabilities. The Company is expanding and modifying the development of the routing, tracking, billing and database components of its Internet technology as well as developing additional features, such as shared browsing. Such technology is planned to provide advanced software solutions that Management hopes will assist businesses in maximizing their marketing and customer service capabilities through the powerful qualities of the Internet. Management believes that the Company's systems will allow consumers to be connected directly to call center agents with whom they can simultaneously communicate and share data over the Internet on a single phone line connection.

In light of the lack of development of the Internet infrastructure sufficient to allow commercial grade video, the reluctance in the Internet community to pay for content and the Company's limited resources, the Company, in the first quarter of fiscal 1998, de-emphasized the development of its video-based Internet content services. Accordingly, the Company has suspended indefinitely the development of its projected HolisticVisions, TutorNet, TherapyNet, FantasyNet, ModelNet, WebClinic and CookNet services. The Company also suspended indefinitely the development of its PsychicNet service in the third quarter of fiscal 1998, because Management questioned its strategic value and because of the Company's increasingly limited resources.

NetLive has concurrently increased its emphasis on designing and developing Internet software systems that link businesses seeking to provide real-time, live interaction on the Internet with consumers. The Company plans to support voice, video and data communications through its systems, which the Company plans to sell to call centers. The Company anticipates that its WebCenter technology will provide call center customer service representatives ("CSRs") with access to product support information, scripting and customer information from existing client databases. NetLive plans that, after the second stage of development, its technology will be interoperable with public switched telephone network calls so that CSRs can handle both Internet "calls" and regular telephone calls.

Management anticipates that the Company's WebCenter call center software will be integrated with its customers' web sites so as to enable a seamless live interaction with an available CSR. The Company's systems are designed to provide queuing and intelligent routing of such Internet calls, so that in-house or service agency call centers can conduct multiple sales and marketing campaigns. The systems are designed to be fully "scalable," namely, to be able to handle very large numbers of customers and CSRs. The Company also plans to offer quantitative and qualitative monitoring of calls to and from the call center. NetLive plans to develop a full customer interaction management set of programs ("suite"), which will support customer service, help desk, quality assurance, sales and marketing programs and internal help desk functions. The Company's goal is to develop technology that will conform to all relevant telecommunications and Internet industry standards and will be interoperable with certain major database software, operating systems and automatic call distributors. The Company is planning, as the second stage of its call center systems, the development of MultiCenter, which will expand its technology to permit the transmission of Internet calls and telephone calls across a single system.

It is intended that computer users will be able, through the Company's technology, to click on a button on a World Wide Web page to connect them to a CSR through an Internet voice, video and/or text chat connection. Management expects that the CSR will then share a browser or other application with the customer, enabling the CSR to direct the customer to appropriate data. The CSR will be able to provide a variety of supplemental information to the consumer, including pricing, account and multimedia product information.

Management believes that NetLive's products will be the next step in the evolution of the call center, bringing live multimedia interaction to this powerful sales, marketing and customer service vehicle. Management anticipates that, like traditional telephone call center applications, Internet call centers will improve productivity and customer management efforts by integrating the flow of critical information. With the explosive growth of the Internet, a critical mass of prime consumers are accessible through digital media, and a significant investment is being made in Internet-enabled electronic commerce. The Company anticipates that the growth of automated electronic services, such as travel, financial and product mail order sites, will be accompanied by the demand for concurrent real-time customer interaction. Demand for real-time interaction will be fueled by the increasing bandwidth of the Internet and the greater availability of interoperable multimedia client-side programs, such as Microsoft's NetMeeting and Netscape's LiveMedia, bundled with popular operating systems and browsers. The increasing demand for such communications will require commercial users of these technologies to maintain Internet call center systems to provide standardized quality of service, full access to relevant customer or product information, customer tracking and efficient resource allocation.

The Company believes that the systems it is developing will offer several advantages over existing technology. Foremost, it will allow a company greater contact with customers, already visiting its Web site, who seek further information about such company's products or services. Such customers will be able to efficiently receive personalized communications, thereby improving sales and marketing as well as customer service functions. This contact will have greater efficiency because the Internet allows a more diverse flow of information than is provided by the telephone. Routing to the appropriate CSR with the aid of the Company's products also will be more refined because of the opportunity for greater customer input across the Internet. In addition, the Company's technology is designed to operate over a single phone line so that a customer, already connected to the Web, does not have to relinquish access to the information on the Web site that brought about his or her inquiry. Finally, by integrating its back-end technology with NetMeeting, Microsoft's Internet telephone, video and document sharing application, the Company anticipates that it will benefit from the expected large number of NetMeeting users with compatible Internet phone capabilities.

The Company's WebCenter call center system is still being developed; a full commercial version has not been completed. Its MultiCenter system is currently being planned by the Company, and neither a design nor a development version has been produced; commercial versions of these systems have not yet been produced, tested, marketed or sold by the Company, and therefore no revenues have been generated from the sale thereof. No assurance can be given that the Company will succeed in the development, commercial production and marketing of its systems.

INDUSTRY BACKGROUND

Developed over 25 years ago, the Internet is a global web of computer networks that allows personal computer users to access a variety of information and services. The Internet was developed for use by academic institutions, the Department of Defense and government agencies primarily for obtaining remote access to host computers, for transferring files, and for sending and receiving e-mail. This early Internet usage has changed substantially. The Company believes that the number of commercial domains on the Internet has surpassed the number of government and academic domains. The Internet has been experiencing rapid growth as industry and individuals discover its substantial information access abilities.

Converging with the growth of the Internet and its audio and video applications is the growth of telephone call centers. Over the past ten years, businesses and other organizations have increasingly used dedicated centers for processing and managing high volumes of incoming and outgoing telephone traffic. Call centers have been used extensively in such fields as credit card and consumer collections, catalog sales, telemarketing and customer service. In these call centers, activities such as placing and receiving telephone calls are linked to the computer functions of database management to capture, store and report on relevant customer information. As the importance of the call center has increased and as more functions and capabilities have been combined, a parallel industry has emerged to create and support the systems, software and services that are designed to make these call centers efficient, effective and well matched to the broader corporate mission of the enterprise. Frost & Sullivan, a market research firm in Mountain View, California, estimates that the market for call center hardware and software was $1.69 billion in 1991 and expects it to exceed $10.0 billion by 2001.

Call center systems generally include specialized applications software which allows organizations to conduct inbound or outbound calling activities, manage system resources, monitor call center capacity and provide system usage and other reporting capabilities. These applications have historically been developed for centralized, mainframe-based information systems. These legacy applications were often very expensive to install and did not offer sufficient flexibility to allow customization or to adapt to an organization's changing requirements. In addition, these applications did not provide high levels of scalability or interoperability with an organization's other information systems. Recently, call center technology has joined the more general migration from mainframe-based legacy systems to distributed computing systems based on open systems and client/server architecture. This development has allowed companies to incorporate leading hardware and software products from multiple vendors into more advanced and productive call center systems.

PRODUCTS

1. WEBCENTER - It is intended that NetLive's WebCenter system will allow consumers to be connected directly to live CSRs over the Internet without the need for a call-back. The user and CSR can then talk or use text chat and simultaneously share visuals and applications over a single phone line. NetLive anticipates that its WebCenter will be an Internet call center call management system that intelligently queues incoming Internet calls, routes Internet calls to CSRs, integrates customer data and handles tracking and billing information. The Company anticipates working with clients to customize and integrate NetLive's software products, once developed, with existing information systems.

NetLive's planned WebCenter system is composed of three components that are being designed to work together to permit efficient handling of real-time Internet originated multimedia communications: an Internet call routing system, an operator phone and a set of administrative management and analysis tools. It is intended that users of NetLive's Internet call center systems will be able to manage incoming and outbound Internet calls efficiently and consistently across the Internet.

The Internet call routing system is designed to accept and direct requests for calls placed from an Internet web site. Management anticipates that the system will enable a web site visitor to initiate a real-time contact with a CSR with a single click on an Internet link. The system will automatically evaluate the call request and intelligently route the inquiry to the requested or next available CSR by maintaining an internal database of CSRs and applying a routing rule set. Management anticipates that the call routing system can be integrated seamlessly into an existing web site's automated customer service capabilities and is designed to make customer information available to CSRs.

The operator phone is a software application which is designed to allow CSRs to receive calls, access customer information from either the Internet or from internal databases, utilize custom scripts and carry out customer service initiatives. Management expects that the operator phone will provide a high level of computer-telephone integration to enable data-driven help desk and sales force automation.

Management anticipates that the administrative management software will comprise a standard set of reporting, monitoring and analysis tools which provide real-time and summary information about the performance of the call center.

2. MULTICENTER - The Company plans, as the second stage of development of its systems, to expand its technology to permit the transmission of Internet calls and telephone calls across a single system. This will enable call centers to use a single set of CSRs to handle calls from these separate mediums, thereby maximizing labor pool efficiency. The Company also intends, as a further enhancement to this system, to develop software to enable call centers to blend inbound and outbound campaigns. Management anticipates that, if successfully implemented, this will permit further efficiency for the allocation of CSR resources and the minimization of CSR "down time." It is anticipated that the open, modular architecture of the WebCenter system will permit customers to upgrade, for an added fee, to the multiple medium functionality of MultiCenter.

3. CUSTOMER SUPPORT - NetLive believes that customer service and support are an integral part of its service offerings. Service capability, availability and responsiveness will play an important role in marketing and selling its products, particularly as the technological complexity of its products increase.

Management anticipates that it will earn system and software support fees by providing ongoing support for its products. It expects to provide training and support both at its facilities and at the customer's site. The Company expects to offer a full range of product support options, including telephone support from "normal business hours" to "24 hours a day" and on-site response. It is expected that customer support representatives will be able to service customer call center systems on a remote basis from the Company's headquarters in New York. The Company expects to earn other fees by providing, upon customer request, certain special services, such as system relocation and additional training. The Company currently does not have a customer service staff. No assurance can be made that the Company will be able to recruit, retain or properly train such personnel.


COMPANY STRATEGIES

The Company's WebCenter call center system is still being developed; a full commercial version has not been completed. Its MultiCenter system is currently being planned by the Company, and neither a design nor a development version has been produced; commercial versions of these systems have not yet been produced, tested, marketed or sold by the Company. Below are the Company's strategies, several of which assume and are dependent upon production of commercial versions of its systems. There can be no assurances of production of a commercial version of the Company's systems.


1. ESTABLISH STRATEGIC ALLIANCES TO FACILITATE TECHNOLOGICAL ACCEPTANCE - In order to facilitate and accelerate the acceptance of NetLive's technology, as well as enhance marketing and distribution of its products and systems, the Company plans to establish a number of strategic alliances with various call center software and hardware industry leaders, high-end integrators, re-sellers and other third party distributors. The Company envisions, pursuant to these alliances, either integrating its technology into products that are marketed by its strategic partners or having its strategic partners market and distribute the Company's products and systems through their independent distribution channels.

2. TARGET SPECIFIC INDUSTRIES - The Company's marketing strategy is to focus on selected vertical industries in which it can develop a leading market share. The Company currently expects to target the computer and financial services industries, which have a relatively long experience with telephonebased customer interaction. The Company believes that its targeted marketing strategy better focuses product development efforts, helps control selling costs and will lead to higher overall customer satisfaction. At the same time, the Company plans to design desktop applications to support modifications or additional functions needed for additional industries.

3. DEVELOP MULTIPLE DISTRIBUTION CHANNELS - The Company believes that it can most rapidly obtain market share by using a combination of direct and indirect sales channels. The Company intends to form alliances with software and hardware industry leaders, high-end integrators and re-sellers to establish its presence in the market for large-scale systems. The Company also intends to use distributors for indirect marketing of its products. The Company further intends to use direct sales and support as a channel for selling its products to call center operations.

4. ATTAIN TECHNOLOGY LEADERSHIP - The Company has invested, from its inception through September 30, 1997, approximately $570,000 in research and development. Additionally, approximately $320,000 of software development costs have been incurred since the Company determined technological feasibility of its WebCenter product in April 1997. The Company intends to attain technology leadership by continuing its development efforts to enhance the performance and functionality of its products. The Company additionally will strive to make its products compatible with emerging telecommunications and Internet technology and computing environments. The Company expects to spend, during the remainder of fiscal 1998, approximately $400,000 of its available cash and marketable securities on further software development.

5. LEVERAGE SCALABILITY - A further strategy of the Company is to develop scalable Internet monitoring, queuing and customer interaction management applications that may be effectively utilized by businesses of virtually all sizes, with varying number of users, applications and levels of integration. In addition, to maintain the scalability of its systems, the Company's strategy is to design component-based software that leverages additional transaction processing capabilities into its systems as the Internet call center industry evolves.

6. LEVERAGE FROM MICROSOFT NETMEETING EXPECTED INSTALLED BASE - The Company's system components are being designed to work together and for optimal integration with Microsoft's NetMeeting conferencing software, which the Company believes will be widely available to Internet users without a download by being bundled with the Windows operating system. A caller with NetMeeting will be able to conduct a real-time voice, video and/or data collaboration session with a CSR through NetLive's call center technology.

MARKETING AND SALES

In order to facilitate and accelerate the acceptance of the Company's technology, as well as enhance marketing and distribution of its products and systems when and if developed and available for commercial use, NetLive seeks to establish a number of strategic alliances with various call center software and hardware industry leaders, high-end integrators, re-sellers and other third party distributors. The ability of the Company to achieve significant revenue growth, if any, in the future will depend on its success in executing this strategy. In July 1997, the Company hired a Director of Marketing, currently on a part-time basis, to forge such alliances in order to facilitate distribution of the Company's technology, products and systems. No such strategic partners have been retained to date, and there also can be no assurance that the Company will be able to attract and retain such strategic partners to market the Company's products effectively.

Another important element of the Company's distribution strategy is to dedicate certain marketing department personnel toward end users in service agency call centers or in-house call centers in key vertical markets. The Company intends to develop an in-house sales force in order to focus its sales efforts on direct sales to end-users and distributors. Generally, the sales cycle begins with the generation of a sales lead, which will be followed by qualification of the lead, an analysis of the customer's needs, multiple presentations and/or product demonstrations to the prospective customer, and ends with contract negotiation and commitment. The Company plans to focus initial sales efforts on senior personnel in the prospective customer's information technology department and line management executives in the functional areas relevant to the application. While the sales cycle varies substantially from customer to customer, it is expected that it will typically require four to nine months. There also can be no assurance that the Company will effectively identify key vertical markets or that it will be able to effect such direct sales.

In addition to direct contact with potential customers and partners, it is intended that the Company's in-house marketing and sales efforts will include direct mail, advertising, other marketing campaigns and exhibiting at industry trade shows to generate sales and educate potential customers as to the features, functionality, cost effectiveness and other benefits of NetLive's technology, products and systems. In addition, Management plans to allow prospective customers on the

Company's site on the World Wide Web to obtain information about its products and services and have live interactions with NetLive staff members using the Company's technology. The Company's marketing department also is responsible for providing input into the Company's ongoing product development efforts based on client feedback and market data. Assuming successful development of the Company's systems and initial marketing and sales efforts, the Company anticipates that additional funding will be necessary to support a full-scale product marketing launch, which Management expects to occur in fiscal 1999 and which Management believes will be necessary for the Company to achieve profitability.

COMPETITION

The market for Internet-enabled call center technology is just emerging. The Company expects to compete with eFusion, Inc., Netspeak Corp., Interworks Systems Inc., Teloquent Communications Corp., NetiPhone Inc., Lucent Technologies, Inc. and others, who currently provide or are developing Internetenabling call center technology with direct voice, video and data links over the Internet. The Company expects further competition from existing software and hardware vendors to telephone call centers, some of whom currently provide Internet technology that allows a company, when prompted by a visitor to its Web site, to place a call back to customers over a second telephone line. The market for call center technology is intensely competitive, highly fragmented and subject to rapid change. Among the Company's potential competitors are also a number of large hardware and software companies that may develop or acquire products that compete with the Company's products. Increased competition is likely to result in price reductions, reduced operating margins and the limiting of market share acquisition, any of which could materially adversely affect the Company's business, financial condition and results of operations. Many of the Company's current and potential competitors have significantly greater financial, technical, marketing and other resources than the Company. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of products than can the Company. There can be no assurance that the Company will be able to compete successfully against current and future competitors or that competitive pressures faced by the Company will not materially adversely affect its business, financial condition and results of operations.

GOVERNMENT REGULATION

At present, there are few laws or regulations that specifically address access to or commerce on the Internet. The increasing popularity and use of the Internet, however, enhances the risk that the government of the United States will seek to regulate computer telephony and the Internet with respect to, among other things, user privacy, pricing, and the characteristics and quality of products and services; moreover, local authorities may aggressively seek to regulate intrastate commerce on or access to the Internet.. The Company is unable to predict the impact, if any, that future legislation, legal decisions or regulations may have on its business, financial condition or results of operations.

In March 1996, the ACTA filed the ACTA Petition with the FCC arguing that providers of computer software products that enable voice transmission over the Internet (Internet "telephone" services) are operating as common carriers without complying with various regulatory requirements and without paying certain charges required by law. The ACTA Petition argues that the FCC has the authority to regulate both the Internet and the providers of Internet "telephone" services and requests that the FCC declare its authority over interstate and international telecommunications services using the Internet, initiate rule-making proceedings to consider rules governing the use of the Internet for the provision of telecommunications services, and order providers of Internet "telephone" software to immediately cease the sale of such software. The FCC has thus far not granted relief sought under the ACTA Petition, however, any action taken by the FCC to grant the relief sought by ACTA or otherwise to regulate use of the Internet as a medium of communication, including any action to permit local exchange carriers to impose additional charges for connections used for Internet access, could have a material adverse effect on the Company's business, financial condition and results of operations. In November 1997, the ACTA filed an action in the United States Circuit Court of Appeals for the Eighth Circuit seeking substantially similar relief.

PROPRIETARY RIGHTS

The Company relies on a combination of copyright, trade secret and trademark laws, confidentiality procedures and contractual provisions to protect its proprietary rights in its products and technology. The Company does not rely upon patent protection and does not currently expect to seek patents on any aspects of its technology. Policing unauthorized use of the Company's software is difficult, and software piracy can be expected to be a persistent problem. There can be no assurance that the confidentiality agreements and other methods on which the Company relies to protect its trade secrets and proprietary technology will be adequate. Further, the Company may be subject to additional risks if it enters into transactions in countries where intellectual property laws are not well developed or are poorly enforced. Legal protections of the Company's rights may be ineffective in such countries. Litigation to defend and enforce the Company's intellectual property rights could result in substantial costs and diversion of resources and could have a material adverse effect on the Company's business, financial condition and results of operations, regardless of the final outcome of such litigation. Despite the Company's efforts to safeguard and maintain its proprietary rights, there can be no assurance that the Company will be successful in doing so, or that the steps taken by the Company in this regard will be adequate to deter misappropriation or independent third-party development of the Company's technology or to prevent an unauthorized third party from copying or otherwise obtaining and using the Company's products or technology. There also can be no assurance that others will not independently develop similar or superior technologies or duplicate any technology developed by the Company. Any such events could have a material adverse effect on the Company's business, financial condition and results of operations.

As the number of customer interaction software applications in the industry increases and the functionality of these products further overlaps, software development companies like the Company may increasingly become subject to claims of infringement or misappropriation of the intellectual property rights of others. There can be no assurance that third parties will not assert infringement or misappropriation claims against the Company in the future with respect to current or future products. Any claims or litigation, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require the Company to enter into royalty or licensing arrangements. Such royalty or licensing arrangements, if required, may not be available on terms acceptable to the Company, if at all, which could have a material adverse effect on the Company's business, financial condition and results of operations. Adverse determinations in such claims or litigation could also have a material adverse effect on the Company's business, financial condition and results of operations.

EMPLOYEES

As of November 1, 1997, the Company employed 16 persons, including 10 software development employees, 1 employee in marketing and sales and 5 administrative personnel. Of such 17 persons, 16 persons are full-time and 1 person is part-time. None of these employees are covered by a collective bargaining agreement. The Company believes that its labor relations are good.

LEGAL PROCEEDINGS

The Company is not a party to, and its property is not the subject of, any material pending legal proceeding requiring disclosure hereunder.

DESCRIPTION OF PROPERTY

The Company's executive offices comprise approximately 3,500 gross square feet and are located at 584 Broadway, New York, New York. The Company occupies two offices at such location pursuant to separate leases that both expire on November 30, 1998. One lease, covering approximately 1,500 gross square feet, requires the Company to pay $1,877 per month through November 30, 1997 and $1,952 per month thereafter for the balance of the lease term. The second lease, covering approximately 2,000 gross square feet, requires the Company to pay $2,054 per month through November 30,

1997 and $2,136 per month thereafter for the balance of the lease term. The Company believes that its facilities are adequate for its current needs and that additional space will be available on acceptable terms when it is required.

                                  MANAGEMENT

Set forth below are the current directors and officers of the Company and a brief biographical background on each based on information supplied by them:


Name and Age               Business Experience and Other Affiliations or
                           Significant Activities

Adam Goldberg, 38          ADAM GOLDBERG has been a director of the Company
                           since September 15, 1997. He is an attorney, who has worked as a sole practitioner since 1993. From
                           1989 to 1993, Mr. Goldberg was a staff attorney for the New York City Department of Housing
                           Preservation and Development. From 1987 to 1989, he was employed as an attorney with the firm Harold, Salant, Comer, Strassfield & Spielberg. Mr.
                           Goldberg is a Class I director, whose term thus expires at the 1998 annual meeting of stockholders.

Michael Kharitonov, 34     MICHAEL KHARITONOV, PH.D. is a co-founder of the
                           Company. He has been the Chairman of the Board and Director of Technology of the Company since April
                           1996, and President and Chief Executive Officer since June 1997. Dr. Kharitonov served as Secretary of the Company from April 1996 through October
                           1996. From November 1992 to April 1996, Dr.
                           Kharitonov was employed by D.E. Shaw & Co., an investment management firm, most recently having held the position of vice president. Mr. Kharitonov is a Class III director, whose term thus expires at the 2000 annual meeting of stockholders.

John E. Meier, 51          JOHN E. MEIER has been a director of the Company
                           since July 1996. Mr. Meier became Executive Vice
                           President and Chief Operating Officer of the
                           Company effective in July 1997, and served in those capacities until January 1998. From July 1996 to
                           July 1997, Mr. Meier served as a Vice President of
                           Subscriber Marketing of AirMedia, a division of Ex
                           Machina, Inc., an Internet broadcast network. From
                           1976 to 1996, Mr. Meier was employed by CompuServe,
                           Incorporated, a leading consumer on-line service, having held the positions of Senior Vice President of Market Planning and Development, and Senior Vice
                           President of Membership Support and Retention. Mr.
                           Meier is a Class II director, whose term thus expires at the 1999 annual meeting of stockholders.

Andrew J. Schwartz, 33     ANDREW J. SCHWARTZ is a co-founder of the Company.
                           He has been a director of the Company since June
                           1997. He has been Secretary of the Company since
                           October 1996, Treasurer and Chief Financial Officer since June 1997, and Vice President of Finance and
                           Administration since October 1997. Mr. Schwartz also served as Vice President of Business
                           Development from October 1996 to October 1997. From
                           September 1991 through March 1996, Mr. Schwartz was employed as an attorney at McCarter & English, a New Jersey based law firm. Mr. Schwartz is a Class
                           III director, whose term thus expires at the 2000 annual meeting of stockholders.

Jeffrey Wolf, 34           JEFFREY WOLF is a co-founder of the Company.  He has
                           been a director of the Company since September
                           1995. From September 1995 through December 1995,
                           Mr. Wolf served as the President of the Company, and from September 1995 through April 1996, Mr.
                           Wolf served as the Treasurer of the Company. Mr.
                           Wolf has been a managing director of Athena
                           Ventures, LLC, a New York City based venture capital firm, since January 1996. From November
                           1994 through December 1995, Mr. Wolf was the head of Berenson Minella Ventures, the venture capital division of Berenson Minella and Company, a New
                           York City based merchant bank. From July 1991 through November 1994, Mr. Wolf was a vice president and managing director of the Castle

                           Group, Ltd. a New York-based venture capital firm. Mr. Wolf is a Class III director, whose term thus expires at the 2000 annual meeting of stockholders

Michael E. Wolf, 35        MICHAEL E. WOLF, PH.D. has been a director of the
                           Company since August 11, 1997. Dr. Wolf has been a quantitative analyst at J.P. Morgan & Co. since
                           February 1997 and held similar positions at Hong
                           Kong and Shanghai Bank from July 1996 through
                           February 1997 and at D.E. Shaw & Co. from September
                           1992 through May 1994. From July 1994 through June
                           1996, he was a computer programmer at Silicon
                           Graphics, Inc. Mr. Wolf is a Class II director, whose term thus expires at the 1999 annual meeting of stockholders.

Marcel M. Yung, 44         MARCEL M. YUNG, PH.D. has been a director of the
                           Company since August 11, 1997. He is currently a
                           Cryptographer and holds the position of Vice
                           President at CertCo LLC and has held such positions there, and at its predecessor, since September
                           1996. From 1988 to 1996, Dr. Yung was a research staff member at IBM/T.J. Watson Research Center where he worked on IBM systems and products in the areas of cryptography, security and network applications. Mr. Yung is a Class I director, whose term thus expires at the 1998 annual meeting of stockholders.


Vladislav Rysin, 36        VLADISLAV RYSIN, PH.D. has been the Vice President
                           of Technology of the Company since October 1996 and Senior Software Developer and Project Manager since
                           May 1996. From May 1993 to May 1996, Dr. Rysin served as a Vice President of Accomet Corporation, a company engaged in the manufacturing and trading of metals. From May 1992 to May 1993, Dr. Rysin served as a systems manager for Consist
                           International, Inc., a software development company. From February 1990 to May 1992, Dr. Rysin served as a project manager for Atedeca
                           Corporation, C.A., a software development company.


Michael Wolf and Jeffrey Wolf are not related. The Company is not aware of any family relationships among directors or executive officers. Company is not aware of any events during the past five years relating to the ability or integrity of any director, person nominated to become a director, executive officer, promoter or control person of the Company that are required to be disclosed herein.

On June 12, 1997, the Company, May Davis, Owen May, Dibo Attar, Dennis Sal and seven investment funds as to which Mr. Attar acts as advisors (the "Funds", and together with May Davis and Messrs. May, Attar, and Sal, collectively, the "Subscribing Parties") entered into a certain Settlement and Voting Agreement (the "Voting Agreement") to, among other things, resolve certain corporate governance issues relating to the Company. Among other things, under the Voting Agreement, as amended, the parties agreed to increase the size of the Company's Board of Directors (the "Board") to seven, and to fill the two vacancies thereby created with a designee of the Subscribing Parties (the "Subscribing Party Designee") and a designee (the "Class III Designee") selected by the Class III directors, namely, Michael Kharitonov, Andrew J. Schwartz, and Jeffrey Wolf, They also agreed that thereafter, for the balance of the three year term of the Voting Agreement, Board will include as nominees for election to the Board as Class I directors a designee of the Subscribing Parties reasonably acceptable to the Board and an independent designee of the Class III directors reasonably acceptable to the Board and to May Davis. Adam Goldberg and Marcel Yung are the current Subscribing Party Designee and Class III Designee, respectively, on the Company's Board.

Directors who are employed by or serve as consultants to the Company do not currently receive fees for their services as Directors. Outside Directors currently receive $1,500 for each Board meeting they attend. All Directors are reimbursed for travel and other necessary business expenses incurred in such capacity in the performance of their services for the Company.

EXECUTIVE COMPENSATION

The following table sets forth certain summary information with respect to the compensation paid to the Company's Chief Executive Officer for services rendered in all capacities to the Company for each of the last two fiscal years since the Company's incorporation on August 23, 1995 and for any other Executive Officer whose total annual salary and bonus exceeded $100,000 for the fiscal year ending March 31, 1997. Other than the Employee Performance Share Program described below, the Company has not issued or created any stock appreciation rights (SARs), restricted stock awards, pension plans, retirement plans or long-term incentive plan awards.

                                                     SUMMARY COMPENSATION TABLE

                                                                            Long-Term Compensation
                                                                            ----------------------
Name and                 Fiscal Year     Salary ($)         Bonus ($)    Other Annual     Securities Underlying
Principal Position       Ending                                          Compensation     Options (#)
                         March 31,                                       ($)
- ------------------     -----------     ----------         ---------    -------------    ---------------------

Laurence Rosen,             1997          110,833             --           --             107,490
President and
Chief Executive             1996           61,250             29,167       --             223,158
Officer

Vladislav Rysin,            1997           90,769             68,467 (1)   87,500 (2)     100,000
Vice President of
Technology

Michael                     1997           70,544             30,000       --             64,372
Kharitonov,
Director of
Technology

-----------------

(1) This amount constitutes a pro-rated portion accrued during fiscal 1997 of a $79,000 bonus paid to Mr. Rysin on May 18, 1997.

(2) This amount represents amortization of deferred compensation during fiscal 1997 in connection with the issuance of 100,000 options under the 1996 Stock Option Plan based on the difference between the fair market value of the Common Stock underlying the stock options at the time of issuance and the exercise price of such options.

EMPLOYMENT AGREEMENTS

Effective as of September 1, 1995, the Company entered into a consulting agreement with Jeffrey Wolf. In addition, effective as of April 5, 1996, the Company entered into an employment agreement with Michael Kharitonov, and, effective as of May 19, 1996, the Company entered into an employment agreement with Vladislav Rysin. The consulting agreement with Jeffrey Wolf was amended effective May 1, 1996. In addition, the Company's employment agreement with Michael Kharitonov was amended effective July 1, 1996. Effective as of September 1, 1995, the Company entered into an employment agreement with Laurence Rosen. Effective as of June 12, 1997, the Company entered into a severance agreement and related agreements with Laurence Rosen. Effective as of July 16, 1997, the Company entered into an employment agreement with John Meier.


Pursuant to the consulting agreement with Jeffrey Wolf, which was amended effective as of May 1, 1996, Mr. Wolf received a consulting fee of $50,000 per year through August 31, 1996 and a consulting fee of $55,000 per year for the year commencing September 1, 1996. Mr. Wolf will receive $60,000 per year for the year commencing September 1, 1997. In addition, Mr. Wolf received 73,860 options, 50% of which are exercisable upon the earlier of (i) the Company achieving certain earnings standards or (ii) five years from the date of grant. The consulting agreement will be renewed for successive one year terms unless the Company gives 30 days prior written notice of its intention not to renew the agreement. The consulting agreement may be terminated by the Company upon the death of Mr. Wolf or by either party for just cause (as defined in the consulting agreement). The consulting agreement also provides for payments to Mr. Wolf for a nine month period following termination equal to his consulting fee and a pro-rata portion of any additional compensation to which he would have been entitled in the event that the consulting agreement is terminated other than as a result of the death of Mr. Wolf, for cause or for lack of renewal thereof. The agreement does not require Mr. Wolf to devote his time exclusively to the Company and also subjects Mr. Wolf to certain confidentiality and non-competitive provisions.

Pursuant to the employment agreement with Dr. Kharitonov, which was amended effective July 1, 1996, Dr. Kharitonov received a base annual salary of $100,000 per year through August 31, 1996, a salary of $110,000 per year for the year commencing September 1, 1996 and will receive $120,000 per year for the year commencing September 1, 1997. However, Dr. Kharitonov has the option to perform work for the Company on a reduced hour basis. In the event that Dr. Kharitonov elects to perform his duties on a reduced hour basis, his salary shall be adjusted so that the Company shall pay him a base salary after such election at the rate of $50,000 per annum through August 31, 1996, $55,000 from September 1, 1996 through August 31, 1997, $60,000 per annum from September 1, 1997 through August 31, 1998 and such equal or greater amount in each subsequent year of the term of the employment agreement as may be determined by the Board of Directors, payable in equal installments on a semi-monthly basis in arrears. This reduced hour option was exercised by Dr. Kharitonov from August 16, 1996 to February 28, 1997. Further, Dr. Kharitonov was paid a bonus of $30,000 on January 1, 1997. In addition, Dr. Kharitonov received 55,789 options, 50% of which are exercisable upon the earlier of (i) the Company achieving certain earnings standards or (ii) five years from the date of grant. The employment agreement will be renewed for successive one year terms unless the Company gives 30 days prior written notice of its intention not to renew the agreement. The employment agreement may be terminated by the Company upon the death of Dr. Kharitonov and by either party or for just cause (as defined in the employment agreement). The employment agreement also provides for payments to Dr. Kharitonov following termination as follows: (i) so long as Dr. Kharitonov performs his duties as a full-time employee of the Company, upon termination Dr. Kharitonov shall receive payments equal to his base salary and a pro-rata portion of any bonus to which he would have been entitled for a nine month period after termination in the event that the employment agreement is terminated other than as a result of the death of Dr. Kharitonov, for just cause (as defined in the employment agreement) or for lack of renewal thereof, or (ii) in the event that Dr. Kharitonov elects to perform his duties on a reduced hour basis, upon termination Dr. Kharitonov shall receive payments equal to the amount described above but for the entire remaining term of the employment agreement. The agreement with Dr. Kharitonov includes certain confidentiality and non-competitive provisions. Upon Dr. Kharitonov's promotion to President and CEO on June 12, 1997, the Board of Directors increased his salary to $115,000 per annum.

Pursuant to the agreement with Dr. Rysin, the Company's Vice President of Technology and Senior Software Developer and Project Manager, Dr. Rysin received a base salary of $98,000 per year through May 18, 1997, receives $108,000 per year for the year commencing May 19, 1997 and will receive $118,000 per year for the year commencing May 19, 1998. In addition, Dr. Rysin received 100,000 vested options, one-third of which became exercisable one (1) year from the date of his employment agreement, and an additonal one-sixth of which shall become exercisable every six months thereafter. The employment agreement will be renewed for successive one year terms unless the Company gives 30 days prior written notice of its intention not to renew the agreement. The employment agreement may be terminated by the Company upon the death of Dr. Rysin or for just cause (as defined in the employment agreement). Further, Dr. Rysin may also terminate the employment agreement for just cause (as defined in the employment agreement). The employment agreement also provides for payments to Dr. Rysin for a nine month period following termination equal to his base salary and a pro-rata portion of any bonus to which he would have been entitled in the event that the employment agreement is terminated other than as a result of the death of Dr. Rysin, for cause (as defined in the employment agreement) or for lack of renewal thereof. Further, Dr. Rysin shall be paid a bonus of $79,000 on the last day of the month on each of the twelfth, twenty-fourth and thirty-sixth months of the employment agreement. The agreement with Dr. Rysin includes certain confidentiality and non-competitive provisions. Upon his promotion to Vice President of Technology on October 7, 1996, the Company increased Mr. Rysin's salary to $110,000 per year through May 19, 1997, $120,000 per year through May 19, 1998 and $130,000 per year through May 19, 1999.

The employment agreement with Mr. Rosen, the Company's President, Chief Executive Officer, and a Director through June 12, 1997, provided, among other things, that, Mr. Rosen receive a base salary of $105,000 per year through August 31, 1996, and a salary of $115,000 per year for the year commencing September 1, 1996 and $125,000 per year for the year commencing September 1, 1997. In addition, Mr. Rosen received 93,158 options, 50% of which are exercisable upon the earlier of (i) the Company achieving certain earnings standards or (ii) five years from the date of grant. On June 12, 1997, a certain Severance Agreement (the "Severance Agreement") and various related documents including a certain Consulting Agreement (the "Consulting Agreement") between the Company and Laurence Rosen became effective. Mr. Rosen resigned as President, Chief Executive Officer, as a member of the Board of Directors and all other positions with the Company. Concurrently, the Company paid Mr. Rosen $147,500. Under the Severance Agreement, the Company and Mr. Rosen exchanged mutual releases and made provision for certain of Mr. Rosen's stock options and benefits. Mr. Rosen also agreed not to hire, or be hired by, directly or indirectly, any existing employees of the Company for one year. Under the Consulting Agreement, Mr. Rosen served as a consultant to the Company from June 12, 1997 through September 1, 1997 and was compensated at the rate of $500 per month.

Pursuant to the employment agreement with John Meier, the Company's Executive Vice President and Chief Operating Officer, Mr. Meier receives a salary of $120,000 per year. In addition, Mr. Meier receives a monthly $2,000 housing allowance and reimbursement for travel to his home in Ohio. Mr. Meier receives 12,600 stock options per year, which options vest in equal amounts on a monthly basis (1,050 per month), and 10,000 shares under the Company's Employee Performance Share Program, which shares shall vest in full on August 12, 1998 or a pro rata portion shall vest on the date of termination of employment. In the event that Mr. Meier is terminated for cause, no shares shall vest. The agreement is terminable at will by either side, with or without cause, upon 30 days written notice. Notice of termination without cause was given by the Company on December 8, 1997. Under the agreement, Mr. Meier has agreed to sign the Company's standard non-compete agreement.

Currently, all of the officers of the Company perform their duties as full-time employees of the Company.

1996 STOCK OPTION PLAN

Effective as of February 1996, the Board of Directors and stockholders of the Company adopted a Company Stock Option Plan (the "1996 Option Plan"). The 1996 Option Plan is intended to recognize the contributions made to the Company by key employees, Officers and Directors of the Company and to provide such persons with additional incentive to devote themselves to the future success of the Company. Furthermore, the 1996 Option Plan improves the ability of the Company to attract, retain, and motivate individuals upon whom the Company's sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire the Company's Common Stock.

The Company has reserved 800,000 shares of Common Stock for issuance upon the exercise of options available for future grant under the 1996 Option Plan designated as either (i) incentive stock options ("ISO's") under the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) non-qualified stock options ("NQSO's"). ISO's may be granted under the Option Plan to employees (including Directors) and Officers of the Company. NQSO's may be granted to non-employee Directors, and Officers of the Company. Options relating to approximately 700,000 shares of common stock have been granted under the 1996 Option Plan. In addition, the Company has agreed to issue 60,000 options to a newly hired employee, although such options have not yet been formally granted. Some of the 700,000 options have vested, while the remainder are not vested.

NON-PLAN STOCK OPTIONS

The Company has issued options to purchase an aggregate of 260,000 shares of Common Stock (the "Non-Plan Options") outside of the Option Plan to certain Executive Officers, non-employee Directors and consultants. All of such Non-Plan Options have vested. Fifty percent of such options became exercisable on February 28, 1997, and the remaining 50% of such Non-Plan Options become exercisable on the earlier of (i) the Company achieving an after-tax net income of at least $1,250,000 for a full fiscal year or (ii) five years following their date of grant.

EMPLOYEE PERFORMANCE SHARE PROGRAM

On February 27, 1997, the Company's Board of Directors adopted the NetLive Communications, Inc. Performance Share Program, an employee deferred compensation plan (the "Performance Plan"). The purpose of the Performance Plan is to provide an incentive for, and to help retain, the Company's employees and to facilitate hiring new employees. The Company also entered into a Trust Agreement whereby the Performance Share Program Trust (the "Trust") was created and issued 300,000 shares of the Company's Common Stock to the Trust. Prior to vesting and distribution to the applicable employee(s), the shares will be voted by the independent trustee of the Trust, Mr. R. Andrew Lee. As of December 1, 1997, awards relating to an aggregate of 116,000 shares of common stock had been made to employees and, of such 116,000 shares, awards relating to 28,000 shares of common stock were forfeited due to employee departures. Thus, the awards outstanding net of awards forfeited aggregated 88,000 shares of common stock as of December 1, 1997.

1997 STOCK OPTION PLAN

On October 8, 1997, the stockholders of the Company adopted the Company's 1997 Stock Option Plan (the "1997 Option Plan"). The 1997 Option Plan is intended to recognize the contributions made to the Company by key employees, Officers and Directors of the Company and to provide such persons with additional incentive to devote themselves to the future success of the Company. Furthermore, the 1997 Option Plan improves the ability of the Company to attract, retain, and motivate individuals upon whom the Company's sustained growth and financial success depend, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire the Company's Common Stock.

The Company has reserved 600,000 shares of Common Stock for issuance upon the exercise of options available for future grant under the 1997 Option Plan designated as either (i) incentive stock options ("ISO's") under the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) non-qualified stock options ("NQSO's"). ISO's may be granted under the Option Plan to employees (including Directors) and Officers of the Company. NQSO's may be granted to non-employee Directors, and Officers of the Company. The Company has agreed to issue 40,000 options to a newly hired employee, although such options have not yet been formally granted. No options have been granted yet under the 1997 Option Plan.

The Company intends to file a Form S-8 registration statement between May 14, 1998 and August 12, 1998 to register some or all of 300,000 shares of Common Stock issued under the Company's Employee Performance Share Program, which may be awarded to various designees now or hereafter selected The Company is also considering registering after May 14, 1998, in the same or a separate Form S-8 registration statement, some or all of 1,060,000 shares of Common Stock subject to outstanding options under the Company's 1996 Employee Stock Option or otherwise.

The following table sets forth the information with respect to options issued to the Company's Executive Officers about whom disclosure is required during the fiscal year ended March 31, 1997:

                                       OPTION GRANTS DURING FISCAL YEAR ENDED MARCH 31, 1997

                                                  % OF TOTAL
                                 NUMBER OF        OPTIONS/SARS
                                 SECURITIES       GRANTED TO
                                 UNDERLYING       EMPLOYEES AND                  MARKET PRICE
                                 OPTIONS/SARS     DIRECTORS IN      EXERCISE     ON DATE OF
NAME                             GRANTED (#)      FISCAL YEAR (%)   PRICE ($)    GRANT ($)        EXPIRATION DATE
- ----                           -------------    ---------------   ----------   -------------    ---------------

Vladislav Rysin                   100,000 (1)      46.5              2.50         5.50             5/19/01

All Directors and
Employees As a
Group                             215,000         100.0


---------------------
(1) All of such options are NQSO's granted under the Option Plan.


The following table sets forth the information with respect to options held by the Company's Executive Officers about whom disclosure is required at the end of the fiscal year ended March 31, 1997. The share closing price on March 31, 1997 for the Company's Common Stock was $6.875.

                         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                             NUMBER OF                       NUMBER OF
                             SECURITIES      VALUE OF        SECURITIES        VALUE OF
                             UNDERLYING      UNEXERCISED     UNDERLYING        UNEXERCISED IN-
                             UNEXERCISED,    IN-THE-MONEY    UNEXERCISED,      THE-MONEY
                             EXERCISEABLE    EXERCISEABLE    UNEXERCISEABLE    UNEXERCISEABLE
                             OPTIONS AT      OPTIONS AT      OPTIONS AT FY     OPTIONS AT FY
NAME                         FY END (#)      FY END ($)      END (#)           END ($)
- ----                       -------------   ------------    --------------    ---------------
LAURENCE                       46,579        203,783          284,069           856,637
ROSEN

MICHAEL                        27,895        122,040          162,266           563,360
KHARITONOV

VLADISLAV                      --            --               100,000           437,500
RYSIN


INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Delaware General Corporation Law contains various provisions entitling directors, officers, employees or agents of the Company to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys's fees, as the result of an action or proceeding (whether civil, criminal, administrative or investigative) in which they may be involved by reason of being or having been a director, officer, employee or agent of the Company provided said persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Company (and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the conduct complained of was unlawful). The By-Laws of the Company provide that the indemnification provisions of any applicable law are to be utilized to the fullest extent permitted.

LIMITATION ON LIABILITY OF DIRECTORS

 The Delaware General Corporation Law permits a corporation, through its Certificate of Incorporation, to exonerate its directors from personal liability to the corporation, or to its stockholders, for monetary damages for breach of fiduciary duty of care as a director, with certain exceptions. The exceptions include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, improper declarations of dividends, and transactions from which the directors derived an improper personal benefit. The Company's Certificate of Incorporation exonerates its directors from monetary liability to the extent permitted by this statutory provision. The Company has been advised that it is the position of the Securities and Exchange Commission that insofar as the foregoing provision may be invoked to disclaim liability for damages arising under the Act, that provision is against public policy as expressed in the Act and is therefore unenforceable.

                            PRINCIPAL STOCKHOLDERS

Based on information filed on Schedule 13D with the Commission, relating to a March 11, 1997 reporting date, a "group" consisting of Laurence Rosen, Jeffrey Wolf, Michael Kharitonov, Andrew Schwartz and Scott Wolf (individually a "Founder," and collectively the "Founders" or the "Founders Group") entered into a certain Stockholders' Agreement dated March 8, 1997 (the Stockholders' Agreement") that provides, among other things, that each of the Founders will vote all of the Company's securities then owned in the manner approved in writing by a majority of such securities then owned by all of the Founders in the aggregate. The Stockholders' Agreement further provides that no transfer of the Company's securities by any of the Founders shall be effective, and no transferee will be entitled to vote such securities or any other indices of ownership, unless and until such transferee agrees in writing to be bound by the terms and conditions of the Stockholders' Agreement. The Stockholders' Agreement terminates upon a merger, the dissolution of the Company, the written agreement of any subset of Founders owning 51% of the securities owned by the Founders in the aggregate or August 12, 1998, whichever occurs earliest. In such Schedule 13D, the Founders disclaimed beneficial ownership of the securities owned by other Founders and disclaimed that they were a single reporting entity for any other purpose. The Company believes that the Founders, as of November 1, 1997, beneficially own an aggregate of 49.6% of Common Stock outstanding as calculated for purposes of Section 13(d)(3) of the Exchange Act, which includes options either currently exercisable or exercisable in the next 60 days for 512,085 shares of Common Stock.

The Company has been advised that Michael Kharitonov, Andrew Schwartz and Jeffrey Wolf (collectively the "Affiliated Founders") have entered into a second stockholders agreement, dated November 12, 1997 (the "Second Agreement"), that provides, among other things, that for any approval of voting required under the Stockholder Agreement, each of the Affiliated Founders will vote all of the Company's securities then owned in the manner approved in writing by a majority of such securities then owned by all of the Affiliated Founders in the aggregate. The Second Agreement further provides that no transfer of the Company's securities by any of the Affiliated Founders shall be effective, and no transferee will be entitled to vote such securities or any other indices of ownership, unless and until such transferee agrees in writing to be bound by the terms and conditions of the Second Agreement. The Second Agreement terminates upon a merger, the dissolution of the Company, the written agreement of any subset of Affiliated Founders owning 51.0% of the securities owned by the Affiliated Founders in the aggregate or August 12, 1998, whichever occurs earliest. The Affiliated Founders have not yet filed a
Schedule 13D regarding the Second Agreement. The Company believes that the Affiliated Founders, as of December 1, 1997, beneficially owned an aggregate of 29.5% of Common Stock outstanding as calculated for purposes of Section 13(d)(3) of the Exchange Act, which includes options either currently exercisable or exercisable in the next 60 days for 274,419 shares of Common Stock.

As of November 1, 1997, R. Andrew Lee, 2100 Connecticut Avenue, N.W, Suite 705, Washington, D.C. 20008, held as Trustee of the NetLive Communications, Inc. Performance Share Trust (the "Trust") established under the NetLive Communications, Inc. Performance Share Program Plan (the "Plan") 300,000 shares of Common Stock. The Trustee exercises sole voting and dispositive power over such shares.

Based on information filed on Schedule 13D with the Commission, a "group" consisting of May Davis Group, Inc., Owen May, Dibo Attar and Dennis Sal (the "May Davis Group") beneficially own an aggregate of 19.0% of the shares of Common Stock outstanding (which includes 500,000 shares subject to warrants) for purposes of Section 13(d)(3) of the Exchange Act. Mr. Attar, who reported ownership of no shares personally, reported shared ownership of 555,000 shares beneficially owned by certain funds. The disclosure required pursuant to
Schedule 13D describes voting power and Mr. Attar has disclaimed beneficial ownership of such shares for other purposes. The Company has been advised by May Davis Group, Inc. that, because of recent sales of Company Common Stock, ownership by the May Davis Group has been reduced by approximately 250,000 shares. To the Company's knowledge, no amended Schedule 13D has been filed by May Davis Group regarding the sale of such shares.

In addition to those set forth above, the table below lists all Directors and Executive Officers of the Company and any person known by the Company (including any "group") who is known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock as of December 1, 1997. Except as otherwise stated, all persons named have sole voting and investment power over the shares reported as owned.

                                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

NAME & ADDRESS               AMOUNT AND NATURE        PERCENT OF
BENFICIAL OWNER              OF BENEFICIAL OWNER      CLASS
                             (SHARES)
- ---------------            -----------              ---------
Laurence Rosen,               567,319(1)(10)             17.9%
94 Hudson St.,
Hoboken, NJ  07030

Jeffrey Wolf,                 443,705(2)(10)             14.4%
230 Central Park West
New York, NY  10024

Michael Kharitonov,           393,477(3)(10)             12.8%
145 West 71st St., Apt. 4F
New York, NY  10023

Scott Wolf,                   196,071(4)                  6.6%
2501 Irving Ave. South
Minneapolis, MN 55405

Andrew J. Schwartz,           115,412(5)                  3.9%
444 East 86th St., Apt. 27E
New York, NY 10028

Vladislav Rysin,               50,000(6)                  1.7%
240 Prospect, #L-89,
Hackensack, NJ 07601

John E. Meier,                 20,250(7)                  0.7%
1915 Brandywine Dr.,
Columbus, OH 43220

Adam Goldberg,                 10,000(8)                  0.3%
330 16th Street
Brooklyn, NY  11215

Michael E. Wolf,               10,000(8)                  0.3%
135 Wooster Street, #6
New York, NY 10012

Marcel M. Yung,                10,000(8)                  0.3%
605 West 112th Street
New York, NY 10025

Directors and Officers      1,052,844(9)                 31.7%
as a Group (8 persons)

--------------
(1) Includes options either currently exercisable or exercisable in the next 60 days for 219,069 shares of Common Stock. These shares are also included within, and constitute a portion of, the Founder Group shares described above.
(2) Includes options either currently exercisable or exercisable in the next 60 days for 122,152 shares of Common Stock. These shares are also included within, and constitute a portion of, the Founder Group shares described above.
(3) Includes options either currently exercisable or exercisable in the next 60 days for 127,267 shares of Common Stock. These shares are also included within, and constitute a portion of, the Founder Group shares described above.
(4) Includes options either currently exercisable or exercisable in the next 60 days for 18,597 shares of Common Stock. These shares are also included within, and constitute a portion of, the Founder Group shares described above.
(5) Includes options either currently exercisable or exercisable in the next 60 days for 25,000 shares of Common Stock. These shares are also included within, and constitute a portion of, the Founder Group shares described above.
(6) Includes options either currently exercisable or exercisable in the next 60 days for 50,000 shares of Common Stock.
(7) Includes options either currently exercisable or exercisable in the next 60 days for 20,250 shares of Common Stock.
(8) Includes options either currently exercisable or exercisable in the next 60 days for 10,000 shares of Common Stock
(9) Includes options either currently exercisable or exercisable in the next 60 days for 374,669 shares of Common Stock.
(10) May be deemed to be a "parent" and "promoter" of the Company as defined in the Rules and Regulations of the Commision promulgated under the Act.

                             CERTAIN TRANSACTIONS

The Company was originally incorporated under the laws of the State of Delaware under the name of NetVisions Incorporated and subsequently changed its name to NetLive Communications, Inc. In September 1995, December 1995 and January 1996, certain Executive Officers, Directors and/or principal shareholders of the Company purchased shares of Common Stock for an aggregate consideration of $6,750, $22,890 and $1.00, respectively. The following table indicates the number of shares of Common Stock purchased by such persons and the date of such purchases:



                                                Number of           Number of         Number of
                                                Shares              Shares            Shares
                                                Purchased In        Purchased in      Purchased in
Name                                            September 1995      December 1995     January 1996
- --------------------------------------------  -----------------   ----------------  ----------------
Scott Wolf...................................       132,268             45,206
Laurence Rosen...............................       263,699             88,737            1,674
Jeffrey Wolf.................................       263,699             88,737
Andrew Schwartz..............................        45,206             45,206
Michael Kharitonov...........................       132,268            132,268            1,674



In February 1996, Mr. Robert Friedman purchased 41,857 shares of the Company's Common Stock for an aggregate consideration of $50,000. In addition, in February 1996, Mr. Robert Friedman purchased 5,860 and 10,883 shares of the Company's Common Stock from Messrs. Laurence Rosen and Jeffrey Wolf, respectively. In February 1996, Mr. Laurence Rosen purchased 90,412 shares of the Company's Common Stock from Mr. Andrew Schwartz. In December 1996, Mr. Rosen and Mr. Schwartz rescinded their February 1996 transaction. An agreement between Messrs. Rosen, Jeffrey Wolf, Scott Wolf, Kharitonov and Schwartz and an agreement between Messrs. Jeffrey Wolf, Kharitonov and Schwartz relating to the voting and transfer of these shares has been reported. See "Principal Stockholders." Certain members of the

Company's Board have been nominated pursuant to a certain Voting Agreement dated June 12, 1997. See "Management."

The Company believes that all transactions with Officers, Directors and principal shareholders and their affiliates were made on terms no less favorable to the Company than those available from unaffiliated parties. In addition, the Company has a policy that all transactions, including loans between the Company and its Officers, Directors, principal stockholders and their affiliates must be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside Directors on the Board of Directors, and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.


                           DESCRIPTION OF SECURITIES

COMMON STOCK

The Company is authorized to issue up to 19,000,000 shares of Common Stock, $.0001 par value per share. The holders of Common Stock are entitled to receive dividends equally when, as and if declared by the Board of Directors, out of funds legally available therefor.

The holders of the Common Stock have sole voting rights, one vote for each share held of record, and are entitled upon liquidation of the Company to share ratably in the net assets of the Company available for distribution. Shares of the Company's Common Stock do not have cumulative voting rights and vote as a class on all matters requiring stockholder approval. Therefore, the holders of a majority of the shares of Common Stock may elect all of the directors of the Company, control its affairs and day to day operations. The shares of Common Stock are not redeemable and have no preemptive or similar rights. All outstanding shares of the Company's Common Stock are fully paid for and non-assessable.

WARRANTS

Each Warrant entitles its holder to purchase one share of Common Stock at an exercise price of $5.50 per share, subject to adjustment, from August 12, 1998 until August 12, 2001.

The Warrants were issued pursuant to a warrant agreement (the "Warrant Agreement") among the Company, May Davis and American Stock Transfer & Trust Co., the warrant agent, and are evidenced by warrant certificates in registered form.

The exercise price of the Warrants and the number and kind of shares of Common Stock or other securities and property issuable upon exercise of the Warrants are subject to adjustment in certain circumstances, including stock splits, stock dividends, subdivisions, combinations, reclassification, or issuances of stock at a price lower than the current market price. Additionally, an adjustment will be made upon the sale of all or substantially all of the assets of the Company in order to enable the holders of the Warrants to purchase the kind and number of shares of stock or other securities or property (including cash) receivable in such event by a holder of the number of shares of Common Stock that might otherwise have been purchased upon exercise of the Warrants.

The Warrants do not confer upon the holder any voting or any other rights of a stockholder of the Company. Upon notice to the holders of the Warrants, the Company has the right to reduce the exercise price or extend the expiration date of the Warrants.

Warrants may be exercised upon surrender of the Warrant certificate evidencing those Warrants on or prior to the expiration date (or earlier redemption date) of the Warrants to the Warrant Agent, with the form of "Election to Purchase" on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (in United States funds, by cash or certified bank check payable to the order of the Warrant Agent) for the number of Warrants being exercised.

No fractional shares will be issued upon exercise of the Warrants. However, if a holder of a Warrant exercises all Warrants then owned of record by him, the Company will pay to that holder, in lieu of the issuance of any fractional share which would otherwise be issuable, an amount in cash based on the market value of the Common Stock on the last trading day prior to the exercise date.

No Warrant will be exercisable unless at the time of exercise the Company has filed with the Commission a current prospectus covering the issuance of shares of Common Stock issuable upon exercise of the Warrants and the issuance of shares has been registered or qualified or is deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of the Warrant. The Company has undertaken to use its best efforts to maintain a current prospectus relating to the issuance of shares of Common Stock upon the exercise of the Warrants until the expiration of the Warrants, subject to the terms of the Warrant Agreement. While it is the Company's intention to maintain a current prospectus, there is no assurance that it will be able to do so. See "Risk Factors--Current Prospectus and State Blue Sky Registration Required to Exercise Warrants."

The Warrants are redeemable, in whole or in part, by the Company at a price of $.05 per Warrant, commencing August 12, 1997 and prior to their expiration, provided that (i) prior written notice of not less than 30 days is given to the Warrantholders, (ii) the closing bid price (as defined) of the Company's Common Stock for the twenty consecutive trading days immediately prior to the date on which the notice of redemption is given, shall have exceeded $7.50 per share, and (iii) Warrantholders shall have exercise rights until the close of business the day preceding the date fixed for redemption. The Warrants shall be exercisable until the close of the business day preceding the date fixed for redemption. In addition, subject to the rules of the NASD, the Company has agreed to engage the May Davis as warrant solicitation agent, in connection with which it would be entitled to a 5% fee upon exercise of the Warrants.

PREFERRED STOCK

The Company is authorized to issue 1,000,000 shares of "blank check" Preferred Stock par value $.0001 per share ("Preferred Stock"). The Preferred Stock may be issued from time to time, in one or more series, upon authorization by the Company's Board of Directors. The Board of Directors, without further approval of the stockholders, will be authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each series of Preferred Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of the Common Stock and, under certain circumstances, make it more difficult for a third party to gain control of the Company, discourage bids for the Company's Common Stock at a premium or otherwise adversely affect the market price of the Common Stock. As of the date hereof, the Company is negotiating a potential transaction with an investment bank that involves the issuance of preferred stock.

TRANSFER AGENT AND WARRANT AGENT

The Transfer Agent for the Company's Common Stock and the Warrant Agent for the Company's A Warrants is American Stock Transfer & Trust Co., New York, New York.

                        SHARES ELIGIBLE FOR FUTURE SALE

The Company currently has 1,707,300 shares of Common Stock outstanding that are "restricted securities", as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). In general, under Rule 144, a person who has satisfied a certain holding period may, under certain circumstances, sell within any three month period a number of shares of Common Stock that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume in such shares during the four calendar weeks prior to such sale. The holding period is one year for non-affiliates and two years for affiliates of the Company. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity or other limitation by a person who is not an affiliate of the Company and who has satisfied a two-year holding period.

Management believes that all persons who purchased stock of the Company prior to its initial public ("IPO") offering have agreed with May Davis, its underwriter for the IPO, not to publicly sell shares of the Company's Common Stock until August 12, 1998. Certain of such stockholders have been released from their lock-up agreements by May Davis. This registration statement includes the registration of 183,400 of the above-mentioned 1,707,300 shares, as well as 35,300 Warrants, and, if approved by the Commission, would make those 183,400 shares of Common Stock and 35,300 Warrants eligible for immediate re-sale. Other than Dennis Sal, who served as a Director, none of the holders of such securities or their affiliates has ever held any position or office with the Company or had any other material relationship with the Company.

Furthermore, the Company intends to file a Form S-8 registration statement between May 14, 1998 and August 12, 1998 to register some or all of 300,000 shares of Common Stock issued under the Company's Employee Performance Share Program and which may be awarded to various designees now or hereafter selected. The Company is also considering registering after May 14, 1998, in the same or a separate Form S-8 registration statement, some or all of 1,060,000 shares of Common Stock subject to outstanding options under the Company's 1996 Employee Stock Option or otherwise. The sale of a substantial number of shares of Common Stock in the public market could adversely affect the market price for the Company's Common Stock.

                                 UNDERWRITING

There is no underwriter or coordinating broker acting in connection with the proposed sale of Common Stock and Warrants by the Market Re-Sellers.

While certain of the officers of May Davis have significant experience in corporate finance and the underwriting of securities, May Davis did not underwrite any public offerings prior to the Company's IPO. No assurance can be given that May Davis's limited public offering experience will not affect the development of a trading market.

The underwriting agreement provides for reciprocal indemnification between the Company and May Davis against certain civil liabilities, including liabilities under the Securities Act of 1933.

The Company sold to May Davis, at a price of $10, the Underwriters Warrants, which entitle May Davis to purchase up to 95,000 shares of Common Stock of the Company and/or 73,000 Warrants, respectively. The Underwriter's Warrants are exercisable at a price of $6.60 per share and $.12 per Warrant, respectively, for a period of four years commencing August 12, 1997, and they are not transferable except to underwriters and selected dealers and officers and partners thereof. May Davis has orally advised the Company of its intention to exercise the portion of the Underwriter's Warrants relating to the 73,000 Warrants; no formal notice of exercise, however, has been received by the Company. Any profit realized upon any resale of the Underwriter's Warrants or upon any sale of the shares of Common Stock or Warrants underlying same may be deemed to be additional underwriter's compensation. The Company has agreed to register (or file a post-effective amendment with respect to any registration statement registering), for a period of five years from the effective date of this offering, the Underwriter's Warrants and the underlying securities under the Securities Act at its expense on one occasion, and at the expense of the holders thereof on another occasion, upon the request of a majority of the holders thereof. The Company has also agreed to certain "piggy-back" registration rights for the holders of the Underwriter's Warrants and the underlying securities. Such piggy-back registration rights will expire seven years from the effective date of this offering.


On June 12, 1997, the Company entered into a Voting Agreement with May Davis, Owen May, Dibo Attar, Dennis Sal and seven investment funds as to which Mr. Attar acts as advisors (the "Funds", and together with May Davis and Messrs. May, Attar, and Sal, collectively, the "Subscribing Parties"), in which, among other things, the Company agreed that, for the three year term of the Voting Agreement, the Board will include as a nominee for election to the Board a designee of the Subscribing Parties reasonably acceptable to the Board. Adam Goldberg is the current Subscribing Party Designee on the Company's Board. See "Management."

May Davis has informed the Company that they do not expect sales of shares and the Class A Warrants to be made to discretionary accounts to exceed 1% of the shares of Common Stock and Warrants offered hereby.

The Company will pay May Davis a commission equal to five percent (5%) of the exercise price of the Warrants exercised, of which a portion may be reallowed to any dealer who solicited the exercise, provided that (i) at the time of exercise the market price of the Common Stock is greater than the exercise price of the Warrants, (ii) the exercise of the Warrants was solicited by May Davis, (iii) the Warrants exercised are not held in discretionary accounts,
(iv) disclosure of the compensation arrangements have been made both at the time of this Offering and at the time of exercise, and (v) the solicitation of the exercise of the Warrants is not in violation of Rule 10b-6 under the Securities Exchange Act of 1934. The Company has agreed not to solicit the exercise of the Warrants other than through May Davis.

Management believes that stockholders of the Company agreed with May Davis that they will not sell any shares of Common Stock to the public for a period of twenty-four months. Since August 12, 1997, such stockholders have been eligible for release from their lock-up agreements with the prior written consent of May Davis, and certain of such stockholders have been so released.

The Company has entered into an agreement with May Davis to retain them as a financial consultant for a period of three years from the date of the initial public offering. May Davis's fee is $90,000 for such services, which amount has already been paid in full.

                             PLAN OF DISTRIBUTION

There is no underwriter or coordinating broker acting in connection with the proposed re-sale of Common Stock and Warrants. The securities registered hereby and described in this prospectus may be sold by the owners from time to time through dealers or brokers in transactions on NASDAQ OverThe-Counter market (Small Cap) at prices then prevailing, or directly to one or more purchasers in negotiated transactions at negotiated prices, or in a combination thereof. The Company is not aware of any agreements or arrangements on the part of any person concerning the sale of any of the securities registered hereby. The Company, at the request of any person intending to sell any of the securities registered hereby, will deliver copies of this prospectus, at no cost or charge, to such persons.

                     CONCURRENT REGISTRATION OF SECURITIES

Concurrently with this Offering, 183,400 shares of Common Stock and 35,300 Warrants have been registered under the Securities Act for immediate resale. Aside from Dennis Sal, who served as a director of the Company during August 1997, none of the holders of such securities or their affiliates has ever held any position or office with the Company or had any other material relationship with the Company. The holders of such securities have agreed with May Davis not to sell any of the registerable securities until August 12, 1998; however, several of such stockholders have been released from such agreements by May Davis.

                                 LEGAL MATTERS

The legality of the shares offered hereby was passed upon for the Company by Gusrae, Kaplan & Bruno, Esqs., New York, New York. The firm of Gusrae, Kaplan & Bruno owns 17,500 shares of the Common Stock of the Company, which shares have been registered in the concurrent registration.

                                    EXPERTS

The financial statements of the Company at March 31, 1997 and for the year then ended and for the period from August 23, 1995 (date of inception) to March 31, 1996 included in this Prospectus have been included in reliance upon the report of Goldstein Golub Kessler & Company, P.C., independent certified public accountants, given upon the authority of said firm as experts in auditing and accounting.

                             AVAILABLE INFORMATION

The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form SB-2 under the 1933 Act with respect to the Common Stock offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Company's Common Stock, reference is made to the Registration Statement and such exhibits. Statements in the Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith, files reports and other information with the Commission. The Registration Statement, the exhibits thereto and such reports and other information may be inspected by anyone without charge at the principal office of the Commission at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and copies of all or any part of it may be obtained from the Commission upon payment of a prescribed fee. As of the date of this Prospectus, the Company's Common Stock and Warrants are quoted on the NASDAQ Stock Market and reports and other information concerning the Company may also be inspected and copied at the office of the NASDAQ Stock Market, Inc., NASDAQ Operations, 1735 K Street, N.W., Washington, D.C. 20549. The Commission also maintains a web site that contains reports, proxy and information statements and other information that may be obtained electronically by using the Commission's Web Site on the Internet at http://www.sec.gov. The Company will provide without charge to each person who receives a copy of the Prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such request should be directed to the Company, 584 Broadway, Suite 806, New York, NY 10012,
Attention: Andrew Schwartz.

INDEX TO FINANCIAL STATEMENTS

       Independent Auditor's Report                                                     F-1

       Balance Sheet at March 31, 1997  (audited) and
       September 30, 1997 (unaudited)                                                   F-2

       Statement of Operations for the period from August 23, 1995 (date of inception) to March 31, 1996 (audited), for the year ended March 31,
       1997 (audited), for the six month periods ended September 30, 1996 and
       September 30, 1997 (unaudited), and for the period from from August 23,
       1995 (date of inception) to September 30, 1997 (unaudited)                       F-3

       Statement of Stockholders' Equity for the period from August 23, 1995
       (date of inception) to March 31, 1997 (audited) and for the six month period ended
       September 30, 1997 (unaudited)                                                   F-4 - F-5

       Statement of Cash Flows for the period from August 23, 1995 (date of inception) to March 31, 1996 (audited), for the year ended March 31,
       1997 (audited), for the six month periods ended September 30, 1996 and
       September 30, 1997 (unaudited), and for the period from from August 23,
       1995 (date of inception) to September 30, 1997 (unaudited)                       F-6



       Notes to Financial Statements                                                    F-7 - F-18

NETLIVE COMMUNICATIONS, INC.

FINANCIAL STATEMENTS

SEPTEMBER 30, 1997

                                                   NETLIVE COMMUNICATIONS, INC.
                                                  (A DEVELOPMENT STAGE COMPANY)



                                                  INDEX TO FINANCIAL STATEMENTS
-------------------------------------------------------------------------------









INDEPENDENT AUDITOR'S REPORT                                         F-1


FINANCIAL STATEMENTS:

   Balance Sheet                                                     F-2
   Statement of Operations                                           F-3
   Statement of Stockholders' Equity                                 F-4 - F-5
   Statement of Cash Flows                                           F-6
   Notes to Financial Statements                                     F-7 - F-18

INDEPENDENT AUDITOR'S REPORT




The Board of Directors
NetLive Communications, Inc.


We have audited the accompanying balance sheet of NetLive Communications, Inc. (a development stage company) as of March 31, 1997 and the related statements of operations, stockholders' equity, and cash flows for the year then ended and for the period from August 23, 1995 (date of inception) to March 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NetLive Communications, Inc. as of March 31, 1997 and the results of its operations and its cash flows for the year then ended and for the period from August 23, 1995 (date of inception) to March 31, 1996 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the financial statements, the Company has had limited operations and a deficit accumulated during the development stage that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.
New York, New York

April 28, 1997

                                                  NETLIVE COMMUNICATIONS, INC.
                                                 (A DEVELOPMENT STAGE COMPANY)

                                                                 BALANCE SHEET
-------------------------------------------------------------------------------

                                                 MARCH 31,        SEPTEMBER 30,
                                                      1997                 1997
-------------------------------------------------------------------------------
                                                                   (unaudited)
ASSETS

Current Assets:
  Cash and cash equivalents (Note 1)           $    32,958       $    733,986
  Marketable securities (Notes 1 and 3)          2,984,826            994,735
  Prepaid expenses and other current assets         32,435             82,822
-------------------------------------------------------------------------------

      TOTAL CURRENT ASSETS                       3,050,219          1,811,543

Property and Equipment, net (Notes 1 and 4)         93,853            114,772

Capitalized Software Development Costs (Note 1)      -                322,562

Deferred Income Tax Asset, net of valuation
 allowance of $340,000 and $438,000, respectively
 (Notes 1 and 7)                                     -                  -

Other Assets (Note 1)                               50,112             35,746

===============================================================================
      TOTAL ASSETS                             $ 3,194,184        $ 2,284,623
===============================================================================

LIABILITY AND STOCKHOLDERS' EQUITY

Current Liability - accounts payable and
 accrued expenses (Note 8)                     $   414,633        $   159,637
-------------------------------------------------------------------------------

Commitments and Contingencies (Note 8)

Stockholders' Equity (Notes 2, 5, 6 and 9):
  Preferred stock - $.0001 par value;
   authorized 1,000,000 shares, none issued          -                  -
  Common stock - $.0001 par value; authorized
   19,000,000 shares, issued and outstanding
   2,950,000 shares                                    295                295
  Additional paid-in capital                     5,996,948          5,864,448
  Deficit accumulated during the
   development stage                            (2,288,588)        (3,055,110)
  Deferred compensation (Note 9)                  (929,104)          (684,647)

-------------------------------------------------------------------------------
      STOCKHOLDERS' EQUITY                       2,779,551          2,124,986
-------------------------------------------------------------------------------

      TOTAL LIABILITY AND STOCKHOLDERS' EQUITY $ 3,194,184        $ 2,284,623
===============================================================================



                    The accompanying notes and independent auditor's report should be read in conjunction with the financial statements

                                                  NETLIVE COMMUNICATIONS, INC.
                                                 (A DEVELOPMENT STAGE COMPANY)

                                                       STATEMENT OF OPERATIONS

                                               PERIOD FROM                                                            PERIOD FROM
                                           AUGUST 23, 1995                        SIX-MONTH        SIX-MONTH      AUGUST 23, 1995
                                        (DATE OF INCEPTION)    YEAR ENDED      PERIOD ENDED     PERIOD ENDED   (DATE OF INCEPTION)
                                               TO MARCH 31,      MARCH 31,     SEPTEMBER 30,    SEPTEMBER 30,     TO SEPTEMBER 30,
                                                      1996           1997              1996             1997                 1997
----------------------------------------------------------------------------------------------------------------------------------

                                                                                (unaudited)      (unaudited)           (unaudited)

Net revenue                                      -            $     7,689         -             $     10,256         $      17,945
----------------------------------------------------------------------------------------------------------------------------------

Selling, general and administrative expenses:
  Salaries (Note 8)                            $   160,714        477,019       $   192,176          233,081               870,814
  Research and development                           -            568,855           133,980            -                   568,855
  Professional fees                                 27,812        374,516            61,909          272,235               674,563
  Rent (Note 8)                                      9,724         48,478            22,849           14,063                72,265
  Depreciation and amortization                      4,727         28,547            11,611           24,722                57,996
  Interest expense and financing costs               5,189        190,934           169,932            -                   196,123
  Interest and dividend income                       -           (113,686)            -              (51,805)             (165,491)
  Other                                             34,963        478,485           107,983          284,482               797,930

----------------------------------------------------------------------------------------------------------------------------------
Total expenses                                     243,129      2,053,148           700,440          776,778             3,073,055
----------------------------------------------------------------------------------------------------------------------------------

Net loss                                       $  (243,129)   $(2,045,459)      $  (700,440)    $   (766,522)        $  (3,055,110)
==================================================================================================================================

Net loss per common share                      $      (.16)   $      (.75)      $      (.30)    $       (.26)
==================================================================================================================================

Weighted average number of common shares
 outstanding (Note 1)                            1,543,385      2,733,821         2,348,292        2,950,000
==================================================================================================================================


                    The accompanying notes and independent auditor's report should be read in conjunction with the financial statements

                                                  NETLIVE COMMUNICATIONS, INC.
                                                 (A DEVELOPMENT STAGE COMPANY)

                                             STATEMENT OF STOCKHOLDERS' EQUITY


PERIOD FROM AUGUST 23, 1995 (DATE OF INCEPTION) TO SEPTEMBER 30, 1997
-------------------------------------------------------------------------------

                                                                                                  DEFERRED OFFERING
                                                                          DEFICIT                 COSTS RELATING TO
                                                                         ACCUMULATED                COMMON STOCK
                                         COMMON STOCK      ADDITIONAL    DURING THE     DEFERRED     ISSUED FOR
                                       NUMBER                PAID-IN     DEVELOPMENT     COMPEN-  SERVICES RELATED
                              DATE    OF SHARES   AMOUNT     CAPITAL        STAGE        SATION    TO INTENDED IPO
-------------------------------------------------------------------------------------------------------------------
Issuance of common
 stock for cash              9/02/95    837,140   $  84    $     6,666    -             -             -
                            12/18/95    400,154      40         22,850    -             -             -
                             1/11/96      3,349     -            -        -             -             -
                             2/01/96     41,857       4         49,996    -             -             -
Contributed property and
 equipment and expenses
 paid by stockholders,
 contributed to the
 Company (Note 9)                      -            -           30,296    -             -             -
Issuance of common
 stock for services
 related to intended IPO     2/19/96     17,500       2         14,873    -             -            $(14,875)
Issuance of common stock
 in connection with private
 placement (Note 5)          3/20/96    200,000      20        149,980    -             -             -
Issuance of warrants in
 connection with private
 placement (Note 5)          3/20/96   -            -           15,000    -             -             -
Net loss                               -            -         -        $   (243,129)    -             -
-------------------------------------------------------------------------------------------------------------------

Balance at March 31, 1996             1,500,000     150        289,661     (243,129)    -             (14,875)

Issuance of common stock
 in connection with
 private placement
 (Note 6)                    5/09/96    200,000      20        376,009    -             -             -

Issuance of options to
 purchase common stock
 in connection with an
 employment agreement
 (Note 9)                    5/19/96   -            -          300,000    -            $(212,500)     -

Issuance of common stock
 in connection with IPO
 (Note 2)                    8/12/96    950,000      95      4,302,558    -             -              14,875

Issuance of common stock
 to trustee under the
 performance share program
 (Note 9)                    3/07/97    300,000      30            (30)   -             -             -

Awards aggregating 106,000
 shares of common stock to
 employees under the
 performance share program
 (Note 9)                    3/07/97   -            -          728,750    -             (716,604)     -
Net loss                               -            -         -          (2,045,459)    -             -
-------------------------------------------------------------------------------------------------------------------
Balance at March 31, 1997             2,950,000     295      5,996,948   (2,288,588)    (929,104)     -



                    (RESTUBBED TABLE CONTINUED FROM ABOVE)




                                           PRICE
                            STOCKHOLDERS'   PER
                               EQUITY      SHARE
------------------------------------------------
Issuance of common
 stock for cash             $     6,750   $  .01
                                 22,890      .06
                                -            -
                                 50,000     1.19
Contributed property and
 equipment and expenses
 paid by stockholders,
 contributed to the
 Company (Note 9)                30,296      -
Issuance of common
 stock for services
 related to intended IPO        -            .85
Issuance of common stock
 in connection with private
 placement (Note 5)             150,000      .75
Issuance of warrants in
 connection with private
 placement (Note 5)              15,000      -
Net loss                       (243,129)     -
-----------------------------------------------

Balance at March 31, 1996        31,807      -

Issuance of common stock
 in connection with
 private placement
 (Note 6)                       376,029     2.50

Issuance of options to
 purchase common stock
 in connection with an
 employment agreement
 (Note 9)                        87,500      -

Issuance of common stock
 in connection with IPO
 (Note 2)                     4,317,528     5.50

Issuance of common stock
 to trustee under the
 performance share program
 (Note 9)                       -            -

Awards aggregating 106,000
 shares of common stock to
 employees under the
 performance share program
 (Note 9)                        12,146    6.875
Net loss                     (2,045,459)     -
-----------------------------------------------
Balance at March 31, 1997     2,779,551      -

                                    (continued)



                    The accompanying notes and independent auditor's report should be read in conjunction with the financial statements

                                                  NETLIVE COMMUNICATIONS, INC.
                                                 (A DEVELOPMENT STAGE COMPANY)

                                             STATEMENT OF STOCKHOLDERS' EQUITY

PERIOD FROM AUGUST 23, 1995 (DATE OF INCEPTION) TO SEPTEMBER 30, 1997
------------------------------------------------------------------------------

                                                                                                  DEFERRED OFFERING
                                                                          DEFICIT                 COSTS RELATING TO
                                                                         ACCUMULATED                COMMON STOCK
                                         COMMON STOCK      ADDITIONAL    DURING THE     DEFERRED     ISSUED FOR
                                       NUMBER                PAID-IN     DEVELOPMENT     COMPEN-  SERVICES RELATED
                              DATE    OF SHARES   AMOUNT     CAPITAL        STAGE        SATION    TO INTENDED IPO
-------------------------------------------------------------------------------------------------------------------
For the six-month period
 ended September 30, 1997
 (unaudited):
  Termination of common stock
   granted under the
   performance share program
   (Note 9)                  7/07/97   -            -       $ (192,500)   -           $  192,500      -
  Award of 10,000 shares
   of common stock to an
   employee under the
   performance share  program
   (Note 9)                  9/15/97   -            -           60,000    -              (60,000)     -
   Compensation expense
   (Note 9)                            -            -                     -              111,957      -

  Net loss                             -            -         -        $   (766,522)    -             -
===================================================================================================================
Balance at September 30, 1997         2,950,000    $295     $5,864,448  $(3,055,110)   $(684,647)     -
===================================================================================================================


                    (RESTUBBED TABLE CONTINUED FROM ABOVE)





                                             PRICE
                              STOCKHOLDERS'   PER
                                 EQUITY      SHARE
--------------------------------------------------
For the six-month period
 ended September 30, 1997
 (unaudited):
  Termination of common stock
   granted under the
   performance share program
   (Note 9)                       -            -
  Award of 10,000 shares
   of common stock to an
   employee under the
   performance share  program
   (Note 9)                       -          $6.00
   Compensation expense
   (Note 9)                  $    111,957      -

  Net loss                       (766,522)     -
=================================================
Balance at September 30, 1997 $ 2,124,986
=================================================



                    The accompanying notes and independent auditor's report should be read in conjunction with the financial statements

                                                  NETLIVE COMMUNICATIONS, INC.
                                                 (A DEVELOPMENT STAGE COMPANY)

                                                       STATEMENT OF CASH FLOWS
-------------------------------------------------------------------------------

                                                 PERIOD FROM                                                          PERIOD FROM
                                             AUGUST 23, 1995                      SIX-MONTH        SIX-MONTH      AUGUST 23, 1995
                                          (DATE OF INCEPTION)     YEAR ENDED   PERIOD ENDED     PERIOD ENDED  (DATE OF INCEPTION)
                                                 TO MARCH 31,       MARCH 31,  SEPTEMBER 30,    SEPTEMBER 30,    TO SEPTEMBER 30,
                                                        1996            1997           1996             1997                 1997
---------------------------------------------------------------------------------------------------------------------------------
                                                                                (unaudited)      (unaudited)          (unaudited)
Cash flows from operating activities:
  Net loss                                         $(243,129)   $(2,045,459)    $  (700,440)    $   (766,522)         $(3,055,110)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Expenses paid by stockholders, contributed to the
     Company                                          12,006          -               -                -                   12,006
    Depreciation and amortization                      4,727         28,547          11,611           24,414               57,688
    Amortization of deferred compensation expense      -             99,646          37,500          111,957              211,603
    Amortization of debt issue costs and discount
     on notes payable                                  3,869        186,131         186,131            -                  190,000
    Changes in operating assets and liabilities:
      Increase in prepaid expenses and other current
       assets                                         (1,771)       (30,664)       (109,600)         (50,387)             (82,822)
      (Increase) decrease in other assets             (2,175)       (42,500)        (57,500)          14,366              (30,309)
      Increase in capitalized software development
       costs                                           -              -               -             (322,562)            (322,562)
      Increase (decrease) in accounts payable and
       accrued expenses                              144,813        269,820         (13,846)        (254,996)             159,637
---------------------------------------------------------------------------------------------------------------------------------
      NET CASH USED IN OPERATING ACTIVITIES          (81,660)    (1,534,479)       (646,144)      (1,243,730)          (2,859,869)
---------------------------------------------------------------------------------------------------------------------------------

Cash flows from investing activities:
 Purchase of property and equipment                  (14,703)       (75,799)        (26,084)         (45,333)            (135,835)
 Acquisition of intangibles                           (4,220)        (1,920)         (1,920)           -                   (6,140)
 Purchase of available-for-sale securities             -         (4,984,826)          -                -               (4,984,826)
 Proceeds from sales of available-for-sale securities  -          2,000,000           -            1,990,091            3,990,091
---------------------------------------------------------------------------------------------------------------------------------
      NET CASH PROVIDED BY (USED IN)
       INVESTING ACTIVITIES                          (18,923)    (3,062,545)        (28,004)       1,944,758           (1,136,710)
---------------------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
  Net proceeds from issuance of common stock          79,640      4,737,057       4,737,057            -                4,816,697
  Principal payments on obligations under capital
   leases                                               (162)       (17,470)         (2,528)           -                  (17,632)
  Proceeds from issuance (repayment) of notes
   payable                                           250,000       (250,000)       (250,000)           -                    -
  Debt issue costs                                   (25,000)         -               -                -                  (25,000)
  Deferred offering costs                            (43,500)         -               -                -                  (43,500)
---------------------------------------------------------------------------------------------------------------------------------
      NET CASH PROVIDED BY FINANCING ACTIVITIES      260,978      4,469,587       4,484,529            -                4,730,565
---------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash and cash equivalents 160,395       (127,437)      3,810,381          701,028              733,986
Cash and cash equivalents at beginning of period       -            160,395         160,395           32,958                -
---------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents at end of period         $ 160,395  $      32,958      $3,970,776     $    733,986          $   733,986
=================================================================================================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest     $          70 $        6,053      $    7,155     $      -              $     6,123
=================================================================================================================================

SUPPLEMENTAL SCHEDULES OF NONCASH FINANCING
 AND INVESTING ACTIVITIES:
  Contributed property and equipment              $   18,290          -               -                -              $    18,290
=================================================================================================================================
  Capital lease obligations incurred              $   17,632          -               -                -              $    17,632
=================================================================================================================================
  Common stock issued for services related
   to intended IPO                                $   14,875          -               -                -              $    14,875
=================================================================================================================================
  Common stock and stock options issued for
   employment agreement and services                   -        $ 1,028,750      $  300,000     $     60,000          $ 1,088,750
=================================================================================================================================
  Termination of common stock granted under
   the performance share program                       -              -               -         $    192,500          $  (192,500)
=================================================================================================================================

                    The accompanying notes and independent auditor's report should be read in conjunction with the financial statements

                                                  NETLIVE COMMUNICATIONS, INC.
                                                 (A DEVELOPMENT STAGE COMPANY)

                                                 NOTES TO FINANCIAL STATEMENTS
                               (INFORMATION PERTAINING TO THE SIX-MONTH PERIODS
                                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

   1.  PRINCIPAL BUSINESS     NetLive  Communications,   Inc.  (a  development  stage  company)  (the  "Company")  was
       ACTIVITY AND           incorporated  on August 23,  1995 under the laws of the State of  Delaware.  The Company
       SIGNIFICANT ACCOUNTING was  developing  live,  one-on-one,  videoconferenced  entertainment,   educational  and
       POLICIES:              counseling services over the Internet and technologies  designed to deliver such content services to consumers. Subsequent to March 31, 1997, the Company has shifted its focus to concentrate principally on developing Internet call center software technologies to license to businesses.

                              Property and equipment are recorded at cost. Depreciation is provided for by the straight-line method over the estimated useful lives of the property and equipment.

                              Trademarks are being amortized over 10 years using the straight-line method and are included in other assets in the accompanying balance sheet.

                              The Company recognizes revenue when services are provided.

                              Certain software development costs are capitalized in accordance with Statement of
                              Financial Accounting Standards ("SFAS") No. 86, Accounting for the Costs or Computer
                              Software to Be Sold, Leased, or Otherwise Marketed, and are stated at the lower of unamortized cost or net realizable value. Capitalization of software development costs begins upon the establishment of technological feasibility and ends when the product is available for general release to customers. The Company determined that it achieved technological feasibility during April 1997.

                              Amortization of capitalized software development costs shall start when the product is available for general release to customers and will be provided at the greater of the amount computed using (a) the ratio of current gross revenue for a product to the total of current and anticipated future gross revenue or (b) the straight-line method over the remaining estimated economic life of the product.

                              All other research and development expenses, consisting primarily of salaries and consulting fees to support technology and services content development, are expensed as incurred.

                              The Company employs the liability method of accounting for income taxes pursuant to SFAS
                              No. 109, under which method recorded deferred income taxes reflect the tax consequences on future years of temporary differences (differences between the tax basis of assets and liabilities and their financial amounts at year-end). The Company provides a valuation allowance that reduces deferred tax assets to their net realizable value.

                              The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

                              The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

                                                  NETLIVE COMMUNICATIONS, INC.
                                                 (A DEVELOPMENT STAGE COMPANY)

                                                 NOTES TO FINANCIAL STATEMENTS
                               (INFORMATION PERTAINING TO THE SIX-MONTH PERIODS
                                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

                              The preparation of financial statements in accordance with generally accepted accounting principles requires the use of estimates by management.

                              Net loss per share of common stock has
                              been computed using the weighted average number of shares of common stock outstanding. For purposes of this computation shares of common stock issued prior to the initial filing of the Registration Statement relating to the Initial Public Offering ("IPO") and shares issuable upon the exercise of all common stock purchase options outstanding, with exercise prices below the IPO price, have been included in weighted average number of shares outstanding, since inception, utilizing the treasury stock method. Common stock equivalents issued after the IPO are not included in the weighted average number of shares since the effect would be antidilutive.

                              Management determines the appropriate
                              classification of marketable securities at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity.

                              The Company's debt securities, consisting of U.S. government obligations, are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported in a separate component of stockholders' equity. The amortized cost of debt securities in this category is adjusted for amortization of premiums and discounts to maturity. Such amortization is included in interest and dividend income.

                              Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities are included in investment income. The cost of securities sold is based on the specific identification method. Dividends on securities classified as available-for-sale are included in interest and dividend income.

                              The Company adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, for its 1997 fiscal year which requires the Company to review its long-lived assets and identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be fully recoverable. The adoption of this pronouncement did not have a material effect on the Company's financial statements.

                              During 1996, SFAS No. 123, Accounting for
                              Stock-Based Compensation, became effective for the Company. SFAS No. 123 prescribes the recognition of compensation expense based on the fair value of options determined on the grant date. However, SFAS No. 123 allows companies currently applying Accounting Principles Board ("APB") No. 25, Accounting for Stock Issued to Employees, to continue using that method. The Company has therefore elected to continue applying the intrinsic value method under APB No. 25 and therefore does not recognize compensation expense for options granted, where options are granted at a price equal to market value on the date of grant. For companies that choose to continue applying the intrinsic value method, SFAS No. 123 requires certain pro forma disclosures as if the fair value method had been utilized. See Note 9 for additional discussion.

                                                  NETLIVE COMMUNICATIONS, INC.
                                                 (A DEVELOPMENT STAGE COMPANY)

                                                 NOTES TO FINANCIAL STATEMENTS
                               (INFORMATION PERTAINING TO THE SIX-MONTH PERIODS
                                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

                              In February 1997, the Financial Accounting
                              Standards Board ("FASB") issued SFAS No. 128, Earnings per Share. SFAS No. 128 requires dual presentation of basic earnings per share ("EPS") and diluted EPS on the face of all statements of earnings issued after December 15, 1997 for all entities with complex capital structures. Basic EPS is computed as net earnings divided by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock-based compensation including stock options, restricted stock awards, warrants and other convertible securities. The Company does not anticipate the effect on earnings per share to be material.

                              In June 1997, the FASB issued SFAS No. 130,
                              Reporting Comprehensive Income. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements for fiscal years beginning after December 15, 1997. The application of SFAS No. 130 will not have any effect on the Company's financial position or results of operations.


  2. INITIAL PUBLIC OFFERING: In August 1996, the Company completed an IPO of
                              950,000 shares of its common stock at $5.50 per share and 730,000 common stock purchase warrants for $.10 per warrant. The net proceeds to the Company, after deducting underwriting commissions and expenses of the offering of approximately $1,100,000, were approximately $4,200,000. Additionally, the Company received net proceeds of approximately $9,500 from the issuance of common stock purchase warrants and the underwriters' warrant pursuant to an over-allotment option.


   3.  MARKETABLE SECURITIES: At March 31, 1997 and September 30, 1997,
                              the fair value of the Company's
                              available-for-sale securities aggregated
                              $2,984,826 and $994,735, respectively, which approximates cost. These securities, consisting of U.S. government obligations, mature within one year. Realized gains and losses are determined on the basis of specific identification. During the year ended March 31, 1997 and the six-month period ended September 30, 1997, sales proceeds on securities classified as available-for-sale securities were $2,000,000 and $1,990,091, respectively, with no significant gross realized gains or losses recognized.

                                                  NETLIVE COMMUNICATIONS, INC.
                                                 (A DEVELOPMENT STAGE COMPANY)

                                                 NOTES TO FINANCIAL STATEMENTS
                               (INFORMATION PERTAINING TO THE SIX-MONTH PERIODS
                                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

   4. PROPERTY AND  Property and equipment, at cost, consists of the following:
      EQUIPMENT:

                                                                            March 31,    September 30,       Estimated
                                                                                1997             1997      Useful Life
                    --------------------------------------------------------------------------------------------------
                                                                                          (unaudited)
                              Furniture and equipment                      $  13,535        $  16,685          5 years
                              Computer and video equipment                   112,889          155,072          3 years
                    --------------------------------------------------------------------------------------------------
                                                                             126,424          171,757
                              Less accumulated depreciation
                               and amortization                               32,571           56,985

                    --------------------------------------------------------------------------------------------------
                                                                           $  93,853         $114,772
                    ==================================================================================================


  5.  NOTES
      PAYABLE: In March 1996, the Company completed a private placement for which it received in the aggregate $250,000 and in exchange issued 200,000 shares of common stock, 1,000,000 redeemable common stock purchase warrants and $250,000 aggregate principal amount of its 12% redeemable promissory notes with interest payable upon repayment. The notes were due and payable at the earlier of the completion of the Company's proposed IPO, March 1998, or the date of closing of a sale of securities by the Company in an amount of $500,000 or greater, as defined. Accordingly, the notes were repaid in May 1996 (see Note
                    6) and the Company recorded a charge to operations of approximately $165,000. In connection with this private placement, the Company incurred costs amounting to $25,000.

                    In accordance with paragraph 16 of APB Opinion No. 14, Accounting for Convertible Debt and Debt Issued with Stock Purchase Warrants, values were assigned to each part of the transaction based on an allocation of the relative fair values of the securities at the time of issuance. The fair value of the promissory notes was based on a 24% discount rate after effecting for the costs of the offering. The fair value of the common stock was determined to be $2.50 per share which was the price at which 200,000 shares of common stock were sold in May 1996 (see Note 6). The fair value of the warrants was estimated at $.05 per warrant. Accordingly, a value of $85,000 was assigned to the promissory notes, a value of $150,000 was assigned to the common stock and a value of $15,000 was assigned to the warrants.

                    The redeemable common stock purchase warrants are not exercisable until two years from the effective date of the IPO and expire three years from the effective date of the IPO. Each warrant entitles the holder to purchase one share of common stock for $5.50 per share. The Company may call these warrants for redemption one year from the effective date of the IPO, as defined.

                                                  NETLIVE COMMUNICATIONS, INC.
                                                 (A DEVELOPMENT STAGE COMPANY)

                                                 NOTES TO FINANCIAL STATEMENTS
                               (INFORMATION PERTAINING TO THE SIX-MONTH PERIODS
                                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

  6.  PRIVATE
      PLACEMENT:    During May 1996, the Company completed a private placement offering of securities, whereby the Company issued 200,000 shares of common stock at an offering price of $2.50 per share. Costs incurred in connection with the private placement were approximately $124,000. A portion of the proceeds from this private placement was used to repay notes payable (see Note 5).


  7.  INCOME TAXES: The tax effects of loss carryforwards and the valuation allowance that give rise to deferred tax assets are as follows:

                                                                              March 31,          September 30,
                                                                                1997                   1997
                    --------------------------------------------------------------------------------------------------
                                                                                                  (unaudited)
                    Compensation expense not currently deductible         $    15,000            $    32,000
                    Net operating loss carryforwards                          325,000                406,000
                    Less valuation allowance                                 (340,000)              (438,000)

                    --------------------------------------------------------------------------------------------------
                                 DEFERRED TAX ASSETS                      $    - 0 -               $   - 0 -
                    ==================================================================================================


                    As of March 31, 1997 and September 30, 1997, the Company had net operating loss carryforwards available to offset future taxable income of approximately $2,167,000 and $2,706,000, respectively, which expire in various years through 2013. Between March 1996 and August 1996, the Company completed an IPO and private offerings of securities. Under Section 382 of the Internal Revenue Code (the "Code") these activities effected an ownership change and thus may severely limit, on an annual basis, the Company's ability to utilize its net operating rate loss carryforwards. The Company uses the lowest marginal U.S. corporate tax rate of 15% to determine deferred tax amounts and the related valuation allowance because the Company has had no taxable earnings through September 30, 1997.

                                                  NETLIVE COMMUNICATIONS, INC.
                                                 (A DEVELOPMENT STAGE COMPANY)

                                                 NOTES TO FINANCIAL STATEMENTS
                               (INFORMATION PERTAINING TO THE SIX-MONTH PERIODS
                                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


                              The reconciliation of income tax benefit resulting from applying U.S. federal statutory tax rates to pretax loss and the reported amount of income tax benefit is as follows:

                                                           Period from
                                                       August 23, 1995
                                                     (date of inception)      Year ended          Six-month periods
                                                           to March 31,        March 31,         ended September 30,
                                                                  1996            1997          1996            1997
                              ----------------------------------------------------------------------------------------
                                                                                             (unaudited)    (unaudited)
                              Tax benefit at federal
                               statutory rate of 15%           $ 36,000       $ 307,000       $ 105,000      $ 115,000
                              Increases in valuation
                               allowance                        (36,000)       (304,000)       (105,000)       (98,000)
                              Other                             -                (3,000)       -               (17,000)

                              ----------------------------------------------------------------------------------------
                                                               $- 0 -         $ - 0 -         $ - 0 -        $ - 0 -
                              ========================================================================================

   8.  COMMITMENTS AND        The Company  leases office space under  noncancelable  operating  leases which expire at
       CONTINGENCIES:         various dates  through  November  1998.  The leases are subject to  escalations  for the
                              Company's share of increases in real estate taxes.

                              Minimum future obligations under the leases are as follows:

                              Six-month period ending March 31, 1998 (unaudited)                               $23,901

                              Year ending March 31, 1999 (audited)                                              32,707

                              ----------------------------------------------------------------------------------------
                                                                                                               $56,608
                              ========================================================================================


                              Rent expense charged to operations for the period from August 23, 1995 (date of inception) to March 31, 1996, for the year ended March 31, 1997, and for the six-month periods ended
                              September 30, 1996 and 1997 amounted to $9,724,
                              $48,478, $22,849 and $14,063, respectively.

                              The Company has entered into employment
                              agreements with a consultant and executive officers of the Company which provide for compensation through May 18, 1999 as follows:

                              Six-month period ending March 31, 1998 (unaudited)                              $157,057

                              Year ending March 31,

                                         1999                                                                  191,611
                                         2000                                                                   16,392

                              ----------------------------------------------------------------------------------------
                                                                                                              $365,060
                              ========================================================================================

                                                  NETLIVE COMMUNICATIONS, INC.
                                                 (A DEVELOPMENT STAGE COMPANY)

                                                 NOTES TO FINANCIAL STATEMENTS
                               (INFORMATION PERTAINING TO THE SIX-MONTH PERIODS
                                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


                              Included in accounts payable and accrued expenses at March 31, 1997 are accrued bonuses of approximately $78,000 due to two officers under employment agreements described above and accrued severance pay of approximately $147,000 due to the former president of the Company.


  9.STOCKHOLDERS'
    EQUITY: Effective March 5, 1996, the Company's board of directors approved an approximate 837.14-for-1 stock split, whereby the number of shares of outstanding common stock was increased from 1,532 to 1,282,500. The stated par value of each share was not changed from $.0001. A total of $130 was reclassified from the Company's additional paid-in capital account to the Company's common stock account. All share and per share amounts have been restated to retroactively reflect the stock split.

                              The cash cost of the contributed property and equipment and expenses paid by stockholders aggregated $30,296. Contributed property and equipment aggregating $18,290 which mainly consisted of computer and video equipment have been recorded at the stockholders' cost. Expenses paid by stockholders aggregating $12,006 consisted of consulting expense, travel expense and other miscellaneous costs.

                              During February 1996, the board of directors of the Company adopted the 1996 Stock Option Plan (the "Plan") which authorizes the granting to employees, officers and directors of the Company options to purchase up to an aggregate of 800,000 shares of common stock. Both nonqualified options and options intended to qualify as incentive stock options ("ISOs") under the Code of 1986, as amended, may be granted under the Plan. ISOs granted under the Plan may not be granted at a price less than the fair market value of the common stock on the date of the option grant, provided that the exercise price of such option granted to a stockholder owning more than 10% of the outstanding common stock of the Company may not be less than 110% of the fair market value of the common stock on the date of the option grant. The term of each option and the manner of exercise are determined by a committee appointed by the board of directors, but in no case can the options be exercised in excess of 10 years beyond the grant date, as defined.

                              In February 1996, the Company issued options to purchase an aggregate of 260,000 shares of common stock outside the Plan to certain executive officers, nonemployee directors and consultants. The options will be exercisable at $2.50 per share of common stock commencing one year from the date of grant. Options to purchase 130,000 shares of common stock are exercisable at the earlier of five years from the date of grant or when the Company achieves net income, as defined, of at least $1,250,000 for a full fiscal year. Options to purchase the remaining 130,000 shares are exercisable one year from the date of grant.

                              In March 1996, options to purchase 622,854 shares of common stock at exercise prices ranging from $2.50 to $5.50 per share were granted under the Plan. A portion of the options become exercisable one year following the effective date of the Company's IPO and the balance of the options become exercisable

                                                  NETLIVE COMMUNICATIONS, INC.
                                                 (A DEVELOPMENT STAGE COMPANY)

                                                 NOTES TO FINANCIAL STATEMENTS
                               (INFORMATION PERTAINING TO THE SIX-MONTH PERIODS
                                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

                              incrementally every six months for a three-year period. In accordance with APB No. 25, no compensation expense has been recorded on the option grants since the exercise price of each option granted was the fair market value of the common stock on the date of the option grant.

                              In May 1996, in connection with an employment agreement, the Company issued options to purchase 100,000 shares of common stock to an employee. In connection with the issuance of the options, the Company recorded deferred compensation of $300,000 to reflect the difference between the fair market price of the stock and the exercise price of the options at the date of issuance. The deferred compensation is being amortized over three years, the term of the employment agreement. During the year ended March 31, 1997 and the six-month periods ended September 30, 1996 and 1997, the Company recorded a charge to earnings of $87,500, $37,500 and $50,000, respectively, for amortization of deferred compensation.

                              During February 1997, the board of directors of the Company adopted a restricted stock program which authorized the establishment of a trust and contributed to the trust 300,000 shares of the Company's common stock that shall be held therein, until distributed to employees, as defined. Shares to be awarded in the name of the employee will have all rights of a stockholder, subject to certain restrictions or forfeitures. Restrictions on the awards expire annually over a five-year period. During March 1997, 106,000 shares of common stock were granted to certain employees. The market value on the date of these grants was $728,750, which has been recorded as deferred compensation and is shown as a separate component of stockholders' equity. The deferred compensation is being charged to selling, general and administrative expense over the five-year vesting period. During July 1997, previously issued awards relating to 28,000 shares of common stock had been forfeited due to employee departures. In connection with the forfeiture of the 28,000 shares of common stock, the Company adjusted deferred compensation relating to the issuance of these awards by $192,500. In September 1997, 10,000 shares of common stock were granted to an employee. The market value on the date of grant was $60,000, which has been recorded as deferred compensation and is shown as a separate component of stockholders' equity. The deferred compensation attributable to the 10,000 shares of common stock granted to an employee is being charged to selling, general and administrative expense over the one-year vesting period. Compensation charged to selling, general and administrative expense was $12,146 and $61,957 for the year ended March 31, 1997 and for the six-month period ended September 30, 1997, respectively.

                              During October 1997, the board of directors of the Company adopted the 1997 Stock Option Plan (the "1997 Plan") which authorizes the granting to key employees, officers, and directors of the Company, and consultants and independent contractors to the Company to purchase an aggregate of 600,000 shares of common stock. Both nonqualified options and ISOs may be granted under the 1997 Plan. ISOs granted under the 1997 Plan may not be granted at a price less than the fair market value of the common stock on the date of the option grant, provided that the exercise price of such option granted to a stockholder owning more than 10% of the outstanding common stock of the

                                                  NETLIVE COMMUNICATIONS, INC.
                                                 (A DEVELOPMENT STAGE COMPANY)

                                                 NOTES TO FINANCIAL STATEMENTS
                               (INFORMATION PERTAINING TO THE SIX-MONTH PERIODS
                                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

                              Company may not be less than 110% of the fair market value of the common stock on the date of the option grant. The term of each option and the manner of exercise are determined by a committee appointed by the board of directors, but in no case can the options be exercised in excess of 10 years beyond the grant date, as defined.

                              Presented below is a summary of stock option plans activity for the periods shown:

                                                                                  Wtd.                          Wtd.
                                                                                  Avg.                          Avg.
                                                                                Exercise       Options        Exercise
                                                                    Options       Price      Exercisable        Price
----------------------------------------------------------------------------------------------------------------------
                              Granted                               882,854       $3.42           -               -
----------------------------------------------------------------------------------------------------------------------

                              Balance at March 31, 1996             882,854        3.42           -               -
                              Granted                               215,000        3.95           -               -
                              Canceled                              (96,007)       3.91           -               -

----------------------------------------------------------------------------------------------------------------------
                              Balance at March 31, 1997           1,001,847        3.49         156,667           3.07
                              Granted                                15,000        5.69           -               -
                              Canceled                              (65,000)       4.23           -               -

----------------------------------------------------------------------------------------------------------------------
                                  BALANCE AT
                                  SEPTEMBER 30, 1997                951,847       $3.47         571,584          $3.32
======================================================================================================================


                              The following table summarizes information for options currently outstanding and exercisable:

                              March 31, 1997
----------------------------------------------------------------------------------------------------------------------

                                                                  Options Outstanding              Options Exercisable
                                                                         Wtd.          Wtd.                     Wtd.
                                                                         Avg.          Avg.                     Avg.
                                                                       Remaining     Exercise                 Exercise
                              Price                         Number       Life          Price      Number        Price
----------------------------------------------------------------------------------------------------------------------

                              $2.50                         641,848      7 yrs         $2.50       131,667       $2.50
                                4.81                         75,000      4 yrs          4.81       -               -
                                5.00                        115,000      4 yrs          5.00       -               -
                                5.50                        159,999      5 yrs          5.50        15,000        5.50
                                7.25                         10,000     10 yrs          7.25        10,000        7.25

----------------------------------------------------------------------------------------------------------------------
                              $2.50 - $7.25               1,001,847      6 yrs         $3.49       156,667       $3.07
======================================================================================================================

                                                  NETLIVE COMMUNICATIONS, INC.
                                                 (A DEVELOPMENT STAGE COMPANY)

                                                 NOTES TO FINANCIAL STATEMENTS
                               (INFORMATION PERTAINING TO THE SIX-MONTH PERIODS
                                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


                              September 30, 1997
----------------------------------------------------------------------------------------------------------------------

                                                                  Options Outstanding              Options Exercisable
                                                            ---------------------------------      -------------------
                                                                         Wtd.          Wtd.                     Wtd.
                                                                         Avg.          Avg.                     Avg.
                                                                       Remaining     Exercise                 Exercise
                              Price                         Number       Life          Price      Number        Price
----------------------------------------------------------------------------------------------------------------------
                               $2.50                        621,848      7 yrs         $2.50       324,085       $2.50
                                4.81                         75,000      4 yrs          4.81        25,000        4.81
                                5.00                         70,000      4 yrs          5.00        37,500        5.00
                                5.50                        159,999      5 yrs          5.50       159,999        5.50
                                5.69                         15,000     10 yrs          5.69        15,000        5.69
                                7.25                         10,000     10 yrs          7.25        10,000        7.25

----------------------------------------------------------------------------------------------------------------------
                               $2.50 - $7.25                951,847      6 yrs         $3.47       571,584       $3.32
======================================================================================================================


                              The Company has elected, in accordance with the provisions of SFAS No. 123, to apply the current accounting rules under APB Opinion No. 25 and related interpretations in accounting for stock options, and accordingly, has presented the disclosure-only information as required by SFAS No. 123. If the Company had elected to recognize compensation cost based on the fair value of the options granted at the grant date as prescribed by SFAS No. 123, the Company's net loss and net loss per common share for the period from August 23, 1995 (date of inception) to March 31, 1996 and the year ended March 31, 1997 would approximate the pro forma amounts shown in the table below. There is no material effect on earnings per share for options issued during the six-month periods ended September 30, 1996 and 1997.

                                                                                       Period from
                                                                                   August 23, 1995
                                                                                (date of inception)         Year ended
                                                                                       to March 31,           March 31,
                                                                                              1996                1997
----------------------------------------------------------------------------------------------------------------------

                              Reported net loss                                          $(243,129)        $(2,045,459)
======================================================================================================================

                              Pro forma net loss                                         $(732,740)        $(2,314,309)
======================================================================================================================

                              Reported net loss per common share                         $    (.16)        $      (.75)
======================================================================================================================

                              Pro forma net loss per common share                        $    (.47)        $      (.85)
======================================================================================================================

                                                  NETLIVE COMMUNICATIONS, INC.
                                                 (A DEVELOPMENT STAGE COMPANY)

                                                 NOTES TO FINANCIAL STATEMENTS
                               (INFORMATION PERTAINING TO THE SIX-MONTH PERIODS
                                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


                              The fair value of options granted (which is amortized to expense over the option vesting period in determining the pro forma impact) is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted- average assumptions:

                                                                                       Period from
                                                                                   August 23, 1995
                                                                                (date of inception)         Year ended
                                                                                       to March 31,           March 31,
                                                                                              1996                1997
----------------------------------------------------------------------------------------------------------------------
                              Expected life of options                                   3 to 5 yrs         3 to 6 yrs
======================================================================================================================

                              Risk-free interest rate                                 5.51% - 6.22%        6.06% - 6.82%
=======================================================================================================================

                              Expected volatility of NetLive
                               Communications, Inc.                                            49%                   49%
=======================================================================================================================

                              Expected dividend yield on NetLive
                               Communications, Inc.                                             -                   -
=======================================================================================================================


                              The weighted-average fair value of options
granted during 1997 and 1996 is as follows:

                                                                                       Period from
                                                                                   August 23, 1995
                                                                                (date of inception)         Year ended
                                                                                       to March 31,           March 31,
                                                                                              1996                1997
----------------------------------------------------------------------------------------------------------------------

                              Fair value of each option granted                         $   .55                 $ 1.25

                              Total number of options granted                              882,854             215,000

----------------------------------------------------------------------------------------------------------------------
                                     TOTAL FAIR VALUE OF ALL OPTIONS GRANTED              $489,611            $268,850
======================================================================================================================

                              In accordance with SFAS No. 123, the
                              weighted-average fair value of stock options granted is required to be based on a theoretical statistical model using the preceding Black-Scholes assumptions. In actuality, because the Company's incentive stock options do not trade on a secondary exchange, employees can receive no value or derive any benefit from holding stock options under these plans without an increase in the market price of the Company. Such an increase in stock price would benefit all stockholders commensurately.

                                                  NETLIVE COMMUNICATIONS, INC.
                                                 (A DEVELOPMENT STAGE COMPANY)

                                                 NOTES TO FINANCIAL STATEMENTS
                               (INFORMATION PERTAINING TO THE SIX-MONTH PERIODS
                                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

10.   GOING CONCERN:          The Company is in the development stage, has a
                              limited operating history, has not generated significant revenue through March 31, 1997 and September 30, 1997, and has an accumulated deficit at March 31, 1997 and September 30,
                              1997. The Company has devoted substantially all of its efforts to financial planning, raising capital, research and development and software development with respect to internet-related technology to be utilized in commercial applications.

                              The Company's financial statements have been prepared on the assumption that the Company will continue as a going concern. Management believes that the development, marketing and initial sales of certain of its internet-related technologies will occur before March 31, 1998, thus generating working capital. The Company is also considering other financing alternatives which will allow the Company to continue as a going concern. If there is no or insufficient revenue from the commercial applications of the Company's technologies during the year ending March 31, 1998, or additional financing cannot be obtained, the Company would be materially and adversely affected and there is substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments necessary if the Company becomes unable to continue operations for any reason.

           [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

                         NETLIVE COMMUNICATIONS, INC.

                    SALE OF 183,400 SHARES OF COMMON STOCK
                            SALE OF 35,300 WARRANTS
 SALE OF 35,300 SHARES OF COMMON STOCK TO BE ISSUED UPON EXERCISE OF WARRANTS

This Prospectus relates to the sale by certain securityholders who purchased Common Stock and/or Warrants from the Company in the March and/or May 1996 private placements (the "Selling Securityholders") of 183,400 shares of common stock, par value $.0001 per share (the "Common Stock") and 35,300 Common Stock Purchase Warrants (the "Warrants") of NetLive Communications, Inc., a Delaware corporation (the "Company" or "NetLive") None of the proceeds from the sale of the Common Stock and Warrants by the Selling Securityholders will be received by the Company. The Company will bear all expenses (other than selling commissions and fees and expenses of counsel or other advisors to the Selling Securityholders) in connection with the registration and sale of the Common Stock and Warrants being offered by the Selling Securityholders hereunder.

The Common Stock and Warrants will be offered by the Selling Securityholders in transactions in the over-the-counter market, in negotiated transactions or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Securityholders may effect such transactions by selling the Common Stock and Warrants to or through broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the Common Stock and Warrants for whom such broker/dealers may act as agent or to whom they sell as principal, or both. The Selling Securityholders may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act"). If any broker/dealers are used by the Selling Securityholders, any commission paid to broker/dealers and, if broker/dealers purchase any Common Stock or Warrants as principals, any profits received by such broker/dealers on the resales of the Securities may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Securityholders may be deemed to be underwriter commissions. All costs, expenses and fees in connection with the registration of the Common Stock and Warrants offered by Selling Securityholders will be borne by the Company. Brokerage commissions, if any, attributable to the sale of the Common Stock and Warrants will be borne by the Selling Securityholders. See "Selling Securityholders" and "Plan of Distribution".

The Company's Common Stock and Warrants are currently listed on the NASDAQ SmallCap Market ("NASDAQ") under the symbols "NETL" and "NETLW," respectively.

The Company is concurrently offering by separate Prospectus 1,242,700 shares of Common Stock and 1,804,200 Warrants (the "Market Re-Seller Securities").

               -------------------
THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" AND "DILUTION".

               -------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is December   , 1997.

           [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

                              PROSPECTUS SUMMARY

The following summary information is qualified in its entirety by reference to the more detailed information, financial statements and notes appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. This Prospectus contains forward-looking statements that involve risks and uncertainties. When used in this Prospectus, the words "anticipate," "believe," "estimate" and "expect" and other similar expressions as they relate to the Company or its management ("Management") are intended to identify such forward-looking statements. The Company's actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as those discussed elsewhere in this prospectus. As used in this Prospectus, "fiscal year" refers to the fiscal year ending March 31 of the specifically identified calendar year. Except as otherwise indicated herein, the information contained in this Prospectus gives no effect to the exercise of
(i) non-plan stock options, (ii) warrants issued by the Company upon its initial public offering ("IPO") to May Davis Group, Inc. ("May Davis") ,the underwriter of the Company's IPO, entitling May Davis to purchase up to 95,000 shares of Common Stock and up to 73,000 Warrants (collectively the "Underwriter's Warrants"), (iii) Warrants held by certain securityholders who purchased Common Stock and/or Warrants in the Company's initial public offering, in transfers in the NASDAQ Small Cap Market, or in negotiated transactions at negotiated prices (the "Market Re-Sellers"), or (iv) options granted under the Company's stock option plans. All per share information in this Prospectus has been adjusted to reflect an 837.14 for one stock split of the Company's Common Stock effected in March 1996.

                                  THE COMPANY

NetLive, a development stage company, was incorporated on August 23, 1995 in the State of Delaware. The Company was developing live, one-on-one videoconferenced entertainment, educational and counseling services over the Internet and technologies designed to deliver such content services to consumers. In the first quarter of fiscal 1998, the Company shifted its focus to concentrate principally on developing Internet call center software technologies to license to businesses. The Company anticipates that many applications of its systems, when and if marketed, will be without a video component. The Company expects to take advantage of the convergence of the rapid expansion and increasing technological sophistication of the call center industry and the widespread growth of the Internet as a communications medium.



                                                            THE OFFERING

Common Stock Outstanding..............................        2,950,000 shares
Common Stock to be Sold (1)...........................          183,400 shares
Warrants Outstanding..................................        1,839,500 shares
Warrants to be Sold...................................           35,300 shares
Common Stock to be issued
    upon Exercise of the Warrants ....................           35,300 shares

Warrant Exercise Terms................................        Each Warrant entitles the holder thereof to
                                                              purchase one share of Common Stock for $5.50,
                                                              during the three year period commencing
                                                              August 12, 1998.  The exercise price and the
                                                              number of shares issuable upon exercise of the
                                                              Warrants are subject to adjustment in certain
                                                              circumstances. See "Description of Securities."

Warrant Expiration Date..............................         August 12 , 2001


           [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

Warrant Redemption...................................         Redeemable by the Company, in whole or in part, at a price of
                                                              $.05 per Warrant, commencing August 12, 1997 upon not less than 30 days prior written notice to the holders of such Warrants, provided that the closing bid price (as defined) of the Company's Common
                                                              Stock for the twenty consecutive trading days immediately prior to the date on which the notice of redemption is given, shall have exceeded $7.50 per share.

Use of Proceeds..............................                 The Company will not receive any proceeds from the re-sale of Common
                                                              Stock by its stockholders. The Company will retain all proceeds from the exercise of the Warrants, regardless of the number exercised.
                                                              The gross proceeds (a maximum amount of approximately $194,150 if all Warrants owned by the Selling Securityholders are exercised)
                                                              will be used for expansion of operations, development of proposed business, capital expenditures and working capital. See "Use of
                                                              Proceeds".

Risk Factors.................................                 Investment in the securities offered hereby involves a high degree of risk and substantial dilution. See "Risk Factors" and "Dilution."

NASDAQ Symbols: (2)

  Common Stock...............................                 NETL

  Warrants...................................                 NETLW


------------


(1) Does not include (i) 1,839,500 shares of Common Stock issuable upon the exercise of the outstanding Warrants, (ii) 168,000 shares of Common Stock issuable upon the exercise of the Underwriter's Warrants; (iii) 800,000 shares of Common Stock reserved for issuance pursuant to the Company's 1996 stock option plan; (iv) 600,000 shares of Common Stock reserved for issuance pursuant to the Company's 1997 stock option plan; or (v) 260,000 shares of Common Stock reserved for issuance pursuant to certain other options. See "Management" and "Description of Securities."

(2) NASDAQ symbols do not imply that a liquid and active market will be sustained for the securities following completion of the Offering.

COMPETITION The market for Internet-enabled call center technology is just emerging. When and if the Company's products are actively marketed, the Company expects to compete with eFusion, Inc., Netspeak Corp., Interworks Systems, Inc., Teloquent Communications Corp., NetiPhone, Inc. and others who currently provide or are developing Internet-enabling call center technology with direct voice, video and data links over the Internet. The Company expects further competition from existing software and hardware vendors to telephone call centers, some of whom currently provide Internet technology that allows a company, when prompted by a visitor to its Web site, to place a call back to customers over a second telephone line. The market for call center technology is intensely competitive, highly fragmented and subject to rapid change. Among the Company's potential competitors are also a number of large hardware and software companies that may develop or acquire products that compete with the Company's products. Increased competition is likely to result in price reductions, reduced operating margins and the limiting of market share acquisition, any of which could materially adversely affect the Company's business, financial condition and results of operations. Many of the Company's current and potential competitors have significantly greater financial, technical, marketing and other resources than the Company. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of products than can the Company. There can be no assurance that the Company will be able to compete successfully against current and future competitors or that competitive pressures faced by the Company will not materially adversely affect its business, financial condition and results of operations.

BROAD DISCRETION IN USE OF PROCEEDS. All of the proceeds from the exercise of the Warrants will be applied to working capital and other general corporate purposes. Accordingly, Management of the Company will have broad discretion as to the application of such proceeds. See "Use of Proceeds."

POTENTIAL CONFLICTS OF INTEREST. The Company's advisors and part-time employees may be employed by or work for others, and, accordingly, may devote only a small portion of their time to the Company. In addition, these individuals may have entered or may enter into employment, consulting or other advisory arrangements with other entities and, as a result, their obligations to these other entities may conflict or compete with their obligations to the Company. The Company will seek to enter into non-compete and confidentiality agreements with such persons. See "Management".

NO DIVIDENDS AND NONE ANTICIPATED. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. To date, no dividends have been declared or paid on the Common Stock, and the Company does not intend to declare any dividends in the foreseeable future. It is currently anticipated that earnings, if any, will be used to develop and finance the Company's proposed business operations. See "Dividend Policy."

VOLATILITY OF STOCK PRICE The stock market has, from time to time, experienced significant price and volume fluctuations that may be unrelated to the operating performance of any particular company. In addition, the market prices of the securities of many publicly-traded companies in the Internet industry have in the past been, and can in the future be expected to be, especially volatile. Various factors and events, including future announcements of new service offerings by the Company or its competitors, developments or disputes concerning, among other things, government regulations in the United States, and economic and other external factors, as well as fluctuations in the Company's financial results, could have a significant impact on the market price of the Company's securities.

IMMEDIATE AND SUBSTANTIAL DILUTION. This Offering involves immediate and substantial dilution to any investors exercising the Warrants described herein. As of September 30, 1996, the net tangible book value of the Company was $1,797,295, or approximately, $.61 per share of Common Stock. Assuming all Warrants described herein are exercised, investors who exercise such Warrants into shares of Common Stock in the Offering will incur immediate dilution in net tangible book value of $4.84 per share of Common Stock, which is approximately 88.0% based on the exercise price of $5.50 per share.
See "Dilution".

           [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

                                   DILUTION

Set forth below is a description of dilution to purchasers of the Company Common Stock, assuming the exercise of all of the Warrants.

As of September 30, 1997, the pro-forma net tangible book value of the Company's Common Stock was $1,797,295 or $0.61 per share. "Net Tangible book value per share" represents the amount of total tangible assets less total liabilities of the Company. Without taking into account any changes in net tangible book value after September 30, 1997, the pro-forma book value of the Common Stock after the exercise of the Warrants included in this Prospectus will be $.66 per share. Consequently, the purchasers of the shares of Company Common Stock issued upon exercise of all of the Warrants will sustain an immediate substantial dilution (i.e., the difference between the average exercise price of $5.50 and the pro forma net tangible book value per share) after such exercise of $4.84 per share. The following table illustrates such dilution:

Average Exercise Price of the Common Stock
   Underlying the Warrants.........................................       $5.50
 Net Tangible Book Value of Outstanding
   Common Stock ...................................................  0.61
Increase Attributable to Exercise of Warrants......................   .05
 Pro forma Net Tangible Book Value After Exercise of
   Warrants........................................................        $.66
                                                                           ----
 Per Share Dilution to New Investors...............................       $4.84
                                                                          =====
The following table sets forth, as of the date of this Prospectus, the total number of shares of Common Stock purchased from the Company, the total consideration recorded and the average price per share for (i) existing holders of Common Stock for shares acquired since inception and (ii) the Selling Securityholders upon exercise of all Warrants.

                                         SHARES PURCHASED         TOTAL CONSIDERATION
                                         ----------------         -------------------        AVERAGE PRICE
                                        NUMBER     PERCENT      AMOUNT            PERCENT    PER SHARE ($)
                                        ------     -------      ------            -------     ---------
Existing stockholders(1).......       2,950,000     98.82      5,999,936           96.87         2.03
New stockholders(1)                      35,300      1.18        194,150            3.13         5.50
                                     ----------     -----      ---------           -----
Total..........................       2,985,300    100.00      6,194,086          100.00
                                     ==========    ======      =========          ======

-----------------
(1) Prior to deducting any expenses associated with the issuances.

                                USE OF PROCEEDS

Assuming exercise of all the Warrants, the Company will receive aggregate gross proceeds of approximately $194,150, net of offering expenses, which may include, under certain circumstances, a 5% solicitation commission payable to May Davis. The Company will use these proceeds for working capital and will have broad discretion in the application of such proceeds. As there are no commitments from the holders of the Warrants to exercise such securities, there can be no assurance that any of the Warrants will be exercised. The Company will receive no proceeds from the resale of shares of Common Stock by its stockholders. Any proceeds received from this Offering will be used for working capital. Prior to expenditure, such proceeds will be invested principally in high grade short-term interest-bearing investments. See "Underwriting."

             [ALTERNATE PAGE FOR SELLING SECURITYHOLDER'S PROSPECTUS]

                               CAPITALIZATION

The following table sets forth the capitalization of the Company at March 31, 1997 and September 30, 1997 and such capitalization as adjusted to give effect to the anticipated use of the net proceeds from exercise of the Warrants in the manner contemplated under "Use of Proceeds". This table should be read in conjunction with the historical financial statements and notes thereto appearing elsewhere in this Prospectus.


                                                       SEPTEMBER 30, 1997
 						    ACTUAL      AS ADJUSTED(1)
						  (unaudited)    (unaudited)
                                                  -----------    -----------
Liabilities
  Total liabilities                               $   159,637     $   159,637
                                                  ===========     ===========

Stockholders' Equity
Preferred Stock, $.0001 par value: Authorized
  1,000,000 share; none issued ..................          --             --
Common Stock, $.0001 par value: Authorized
  19,000,000 shares; Issued and Outstanding--
  2,950,000 and 4,754,200 respectively ..........         295            299
Additional paid in capital ......................   5,864,448      6,048,886
Deficit accumulated during the development
  stage .........................................  (3,055,110)    (3,055,110)
Deferred compensation ...........................    (684,647)      (684,647)
                                                  -----------     -----------
Stockholders' equity ............................ $ 2,124,986     $2,309,428
                                                  ===========     ===========

---------------

(1) Gives effect to the issuance of the shares of Common Stock registered herein upon exercise of 35,300 Warrants registered herein at $5.50 per share.

           [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

                             PLAN OF DISTRIBUTION

Each Selling Securityholder is free to offer and sell his or her Common Stock and Warrants (collectively "Securities") at such time, in such manner and at such prices as he or she shall determine. Such Common Stock and Warrants may be offered by Selling Securityholders in one or more types of transactions, which may or may not involve brokers, dealers or cash transactions. There is no underwriter or coordinating broker acting in connection with the proposed sale of Common Stock and Warrants by the Selling Securityholders.

The Selling Securityholders have advised the Company that sales of Common Stock and Warrants may be effected from time to time in transactions, through the writing of options on the Securities, or a combination of such methods of sale, at fixed price which may be changed, at market prices prevailing at the time of sale, or at negotiated prices, the Selling Securityholders may effect such transactions by selling Common Stock and Warrants directly to purchasers or through broker/dealers which may act as agents or principals. Such broker/dealer may receive compensation in the form of discounts, concessions, or commissions from the Selling Securityholders and/or the purchasers of Common Stock and Warrants for whom such broker/dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker/dealer that act in connection with the sale of the Common Stock and Warrants might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Common Stock and Warrants as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Selling Securityholders may agree to indemnify any agent, dealer or broker/dealer that participates in transactions involving sales of the Common Stock and Warrants against certain liabilities, including liabilities arising under the Securities Act.

Because Selling Securityholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Common Stock and Warrants, they will be subject to prospectus delivery requirements under the Securities Act. Furthermore, in the event of a "distribution" of his or her Securities, any Selling Securityholder, any selling broker/dealer and any "affiliated purchasers" may be subject to Rule 10b-7 under the Exchange Act which prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the Common Stock and Warrants in connection with the Offering.

                     CONCURRENT REGISTRATION OF SECURITIES

Concurrently with this Offering, 1,242,700 shares of Common Stock and 1,804,200 Warrants have been registered under the Securities Act for immediate resale in the public market.

           [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

                            SELLING SECURITYHOLDERS

The following table sets forth the number of shares of the Common Stock of the Company beneficially owned by each Selling Securityholders and the number of shares of Common Stock included for sale in this Prospectus.


                                                                                               Number Of Shares
                                                                                               Of Common Stock
                                                                                               And Warrants
                                                                                               Beneficially Owned
                                                     Number Of Shares                          After The Selling
                                                      Of Common Stock     Number Of Warrants   Security Holders
Name                                                Beneficially Owned    Beneficially Owned   Offering
- -------------------------------------------       ------------------    ------------------   ------------------
Dennis Sal.................................               37,500                35,300                 0
Arlene Horowitz............................                5,000                     0                 0
Lon Rubackin...............................                6,400                     0                 0
Edwin S. Osias.............................               15,000                     0                 0
Cliff Feldstein............................               10,000                     0                 0
Georgia M. Rodgers.........................               10,000                     0                 0
Ulysses Flemming...........................               10,000                     0                 0
Phil Settles...............................               15,000                     0                 0
Farid K. Farida............................               15,000                     0                 0
Robert B. Sauter...........................               15,000                     0                 0
Balch and Bingham
         Money Purchase Pension
          Plan FBO, Harold Bowron..........               10,000                     0                 0
Annetta D'Amico Bolson.....................                7,000                     0                 0
Ben Shabtai................................               10,000                     0                 0
Gusrae, Kaplan & Bruno.....................               17,500                     0                 0
-----------------------------------------------------------------------------------------------------------------
Total                                                    183,400                35,300                 0

           [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

                                 LEGAL MATTERS

The legality of the shares offered hereby was passed upon for the Company by Gusrae, Kaplan & Bruno, Esqs., New York, New York. The firm of Gusrae, Kaplan & Bruno owns 17,500 shares of the Common Stock of the Company, which shares have been registered in the concurrent registration.

                                    EXPERTS

The financial statements of the company at March 31, 1997 and for the year then ended and for the period from August 23, 1995 (date of inception) to March 31, 1996 included in this Prospectus have been included in reliance upon the report of Goldstein Golub Kessler & Company, P.C., independent certified public accountants, given upon the authority of said firm as experts in auditing and accounting.

                             AVAILABLE INFORMATION

The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form SB-2 under the 1933 Act with respect to the Common Stock offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto. For further information with respect to the Company and the Company's Common Stock, reference is made to the Registration Statement and such exhibits. Statements in the Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith, files reports and other information with the Commission. The Registration Statement, the exhibits thereto and such reports and other information may be inspected by anyone without charge at the principal office of the Commission at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and copies of all or any part of it may be obtained from the Commission upon payment of a prescribed fee. The Company's Class A Common Stock is quoted on the NASDAQ Stock Market and reports and other information concerning the Company may also be inspected and copied at the office of the NASDAQ Stock Market, Inc., NASDAQ Operations, 1735 K Street, N.W., Washington, D.C. 20549. The Commission also maintains a web site that contains reports, proxy and information statements and other information that may be obtained electronically by using the Commission's Web Site on the Internet at http://www.sec.gov. The Company will provide without charge to each person who receives a copy of the Prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Such request should be directed to the Company, 584 Broadway, Suite 806, New York, NY 10012, Attention: Andrew Schwartz.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

In general, Section 145 of the Delaware General Corporation Law provides that persons who are officers or directors of a corporation may be indemnified by the corporation for acts performed in their capacities as such. The Registrant's by-Laws authorize indemnification in accordance with and to the extent permitted by said statute.

The Company's Certificate of Incorporation and By-Laws provide for indemnification to the fullest extent permitted by law.

Reference is also made to Section 8 of the Underwriting Agreement filed as
Exhibit 1.1 to this Registration Statement, pursuant to which the May Davis agrees to indemnify the directors and certain officers of the Company and certain other persons against civil liability.

Except as hereinafter set forth, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of the Company is indemnified in any manner against any liability which he may incur in his capacity as such.

Article VI of the Company's Articles of Incorporation provides as follows:

                   A director of the corporation shall not be liable to the
                  corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence by the stockholders of the corporation shall not adversely affect, any right or protection of a director of the corporation in respect of any act or commission occuring prior to the time of such amendement, modification or repeal.

Article X of the Company's By-Laws provides as follows:

                  The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee or agent of the Corporation or any predecessor of the Corporation or serves or served any other enterprise as a director, officer or employee or agent at the request of the Corporation or any predecessor of the Corporation.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of this Offering all of which are to be paid by the Registrant in connection with the issuance and distribution of the securities being registered are as follows:

Printing and engraving expenses............................... $ 5,000
Accounting fees and expenses..................................  15,000
Legal fees and expenses.......................................  10,000
                                                               -------
Total......................................................... $30,000
                                                               =======


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

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Except as set forth below, there were no sales of unregistered securities by the Registrant during the past three years:

Effective as of September 1995, the Registrant sold 132,268, 263,699, 263,699, 45,206 and 132,268 shares of the Company's Common Stock to Messrs. Scott Wolf, Laurence Rosen, Jeffrey Wolf, Andrew Schwartz and Michael Kharitonov, respectively, for aggregate consideration of $6,750. These transactions were exempt from registration under the Securities Act of 1933, as amended (the "Act"), under Section 4(2) of the Act as not involving a public offering.

Effective as of December 1995, the Registrant sold 45,206, 88,737, 88,737, 45,206 and 132,268 shares of the Company's Common Stock, to Messrs. Scott Wolf, Laurence Rosen, Jeffrey Wolf, Andrew Schwartz and Michael Kharitonov, respectively, for an aggregate consideration of approximately $22,890. These transactions were exempt from registration under the Act, under Section 4(2) of the Act as not involving a public offering.

On or about February 1, 1996, the Registrant sold 41,857 shares of the Company's Common Stock to Mr. Robert Friedman for an aggregate consideration of $50,000. This transaction was exempt from registration under the Act, under
Section 4(2) of the Act as not involving a public offering.

Effective as of January 1996, the Company sold 1,674 shares of the Company's Common Stock to each of Messrs. Laurence Rosen and Michael Kharitonov for an aggregate consideration of $1.00. These transactions were exempt from registration under the Act, under Section 4(2) of the Act as not involving a public offering.

On or about February 28, 1996, the Company sold 17,500 shares of the Company's Common Stock to Gusrae Kaplan & Bruno in consideration for services rendered. This transaction was exempt from registration under the Act, under Section 4(2) of the Act as not involving a public offering.

In March 1996, the Registrant issued an aggregate of $250,000 principal amount twelve percent (12%) promissory notes, 200,000 shares of Common Stock and 1,000,000 Warrants to a total of four private investors, who paid total gross consideration of $250,000. These transactions were exempt from registration under the Act, under Section 4(2) and Rule 506 of Regulation D of the Act as not involving a public offering. May Davis Group, Inc. acted as Placement Agent for these issuances and received an aggregate of $25,000 in commissions (10%). The recipients of all of the foregoing securities represented that such securities were being acquired for investment and not with a view to the distribution thereof. In addition, the certificates evidencing such securities bear restrictive legends.

In May 1996, the Registrant issued an aggregate of 200,000 shares of Common Stock to a total of 13 private investors, who paid total gross consideration of $500,000. These transactions were exempt from registration under the Act, under Section 4(2) and Rule 506 of Regulation D of the Act as not involving a public offering. May Davis Group, Inc. acted as Placement Agent for these issuances and received an aggregate of $65,000, consisting of commissions (10%) and non-accountable expense allowances (3%). The recipients of all of the foregoing securities represented that such securities were being acquired for investment and not with a view to the distribution thereof. In addition, the certificates evidencing such securities bear restrictive legends.

On February 27, 1997, the Company's Board of Directors adopted the NetLive Communications, Inc. Performance Share Program, an employee deferred compensation plan (the "Performance Plan"). The Company also entered into a Trust Agreement whereby the Performance Share Program Trust (the "Trust") was created and issued 300,000 shares of the Company's Common Stock to the Trust. This transaction was exempt from registration under the Act under Section 4(2) of the Act as not involving a public offering.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         Exhibits:  The following exhibits are filed herewith or incorporated herein by reference:

       1.1   Underwriting Agreement (1)
       1.2   Form of Selected Dealers Agreement (1)
       3.1   Articles of Incorporation, as amended to date(1) (6)
       3.2   By-Laws (1) (2) (7)
       4.1   Form of Underwriter's Warrant(1)
       4.2 Form of Financial Advisory and Investment Banking Agreement with the Underwriter(1)
       4.3   Form of Common Stock Certificate(1)
       4.4   Form of Common Stock Purchase Warrant(1)
       4.5   Form of Common Stock Purchase Warrant used for Bridge Loans(1)
             4.6 Form of Warrant Agreement(1) 5.1 Opinion of Gusrae, Kaplan & Bruno (1)
      10.1 Employment Agreement with Laurence Rosen(1) 10.2 Employment Agreement with Michael Kharitonov(1) 10.3 Employment Agreement with Jeffrey Wolf, as amended(1)
      10.4   Amendment No. 1 to Employment Agreement with Michael
             Kharitonov(1)
      10.5   Employment Agreement with Vladislav Rysin(1)
      10.6   License Agreement with Jeane Dixon(1)
      10.7   Company's 1996 Incentive Stock Option Plan (1)(9)
      10.8 NetLive Communications, Inc. Performance Share Program and Performance Share Program Trust(3)
      10.9 Settlement and Voting Agreement, dated as of June 12, 1997, among the Company, May Davis Group, Inc. et al.(4)
      10.10 Letter agreement, dated as of June 12, 1997, between the Company and Gary Rogers(4)
      10.11 Severance Agreement, dated as of June 12, 1997, between the Company and Laurence M. Rosen and exhibits thereto including the Consulting Agreement.(4)
      10.12 Amendment to Settlement and Voting Agreement, dated as of September 23, 1997, by and among the Company, May Davis Group, Inc. et al. (5)
      10.13 Amendment to Underwriting Agreement, dated as of September 23, 1997, by and between the Company and May Davis Group, Inc. (5)
      10.14 Letter Agreement, dated as of September 23, 1997, by and between the Company and Gary Rogers (5)
      10.15  Company's 1997 Stock Option Plan (8)
      23.1   Consent of Gusrae, Kaplan & Bruno (1)
      23.2   Consent of Goldstein, Golub, Kessler & Company, P.C. (11)
      27.1   Financial Data Schedule (10)

- -----------------

(1) Filed with the Company's Registration Statement filed on Form SB-2 (File No. 333-4057) in connection with the Company's initial public offering, effective August 12, 1997.

(2) Amendment to Article II, Section 7 of the Company's By-laws filed with the Company's Current Report on Form 8-K dated January 28, 1997.

(3)    Filed with the Company's Current Report on Form 8-K dated February 27,
       1997.

(4)    Filed with the Company's Current Report on Form 8-K dated July 3, 1997

(5)    Filed with the Company's Current Report on Form 8-K dated October 8, 1997

(6) Additional Articles IX, X and XI were filed with the Company's Current Report on Form 10-QSB dated November 14, 1997.

(7) The amendment to Article III, Sections 1(a), 1(c), 6 and 9 and the amendment to Article IV, Sections 1(b), 1(c) and 3 were filed with the Company's Current Report on Form 10-QSB dated November 14, 1997.

(8) Filed with the Company's Current Report on Form 10-QSB dated November 14, 1997.

(9) Amended and corrected version filed with the Company's Current Report on Form 10-QSB dated November 14, 1997.

(10) Filed with the Company's Current Report on Form 10-QSB/A dated November 26, 1997.

(11)   Filed herewith.


All other schedules are omitted, as the required information is either inapplicable or presented in the financial statements or related notes.

ITEM 28. UNDERTAKINGS

The Registrant hereby undertakes:

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned in the City of New York, State of New York.



                                    NETLIVE COMMUNICATIONS, INC.

Date: 12/19/97                      By: /s/ Michael Kharitonov
      --------                          ---------------------------------
                                        Michael Kharitonov, President and
                                        Chief Executive Officer

In accordance with the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

Signature                   Title                                      Date
---------                   -----                                      ----

/s/ Michael Kharitonov      Chairman of the Board, President,
----------------------      Chief Executive Officer                    December 19, 1997
Michael Kharitonov          and Director


/s/ John Meier              Executive Vice President,
----------------------      Chief Operating Officer and                December 19, 1997
John Meier                  Director

/s/ Andrew Schwartz         Secretary, Treasurer,
----------------------      Chief Financial Officer, Vice              December 19, 1997
Andrew Schwartz             President of Finance and Administration
                            and Director

/s/ Adam Goldberg
----------------------      Director                                   December 19, 1997
Adam Goldberg

/s/ Jeffrey Wolf
----------------------      Director                                   December 19, 1997
Jeffrey Wolf

/s/ Michael Wolf
----------------------      Director                                   December 19, 1997
Michael Wolf

/s/ Marcel Yung
----------------------      Director                                   December 19, 1997
Marcel Yung



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